Goldman Sachs International | Peterborough Court | 133 Fleet Street | London EC4A 2BB | Tel 0207 774 1000
Registered in England no. 226395. Registered Office as above. Authorised and regulated by the Financial Services Authority

Exhibit 99.1

EXECUTION VERSION

CONFIRMATION

DATE:	October 26, 2011
TO:	CIT TRS Funding B.V. (“Counterparty”)
FROM:	Goldman Sachs International (“GSI”)
SUBJECT:	Total Return Swap Facility
REF.	NO.: SDB1671560888X

The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced Total Return Swap Facility entered into on the Trade Date specified below between GSI and Counterparty (the “Facility”). This communication constitutes a “Confirmation” as referred to in the Master Agreement specified below. This communication supersedes all prior communications regarding the Facility.

This Confirmation is subject to, and incorporates, the 2006 ISDA Definitions (the “2006 Definitions”) and the 2003 ISDA Credit Derivatives Definitions as amended and supplemented by the May 2003 Supplement to the ISDA Credit Derivatives Definitions (together the “Credit Definitions” and together with the 2006 Definitions, the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). In the event of any inconsistency between the 2006 Definitions and the Credit Definitions, the 2006 Definitions shall govern.

This Confirmation supplements, forms a part of, and is subject to, the 1992 form of ISDA Master Agreement dated as of October 26, 2011 (including the Schedule and Credit Support Annex thereto), as amended or replaced from time to time between GSI and Counterparty (the “Master Agreement”). This Confirmation will be read and construed as one with the executed Master Agreement and all other outstanding Confirmations between the parties, so that all such Confirmations and the executed Master Agreement constitute a single Agreement between the parties.

All provisions contained in, or incorporated by reference into, the Master Agreement will govern this Confirmation except as expressly modified herein. In the event of any inconsistency between this Confirmation and the Definitions, the Master Agreement or another Confirmation, as the case may be, this Confirmation will prevail for the purpose of the Facility and each Transaction to which this Confirmation relates.

Reference is made in relation to certain provisions of this Confirmation to an Amended and Restated Confirmation dated October 28, 2009 between CIT Financial Ltd. (“CIT Canada”) and GSI (as amended or replaced from time to time, the “CIT Canada Confirmation”), which Confirmation supplements, forms a part of, and is subject to, the 1992 form of ISDA Master Agreement dated as of June 6, 2008 (including the Schedule and Credit Support Annex thereto), as amended or replaced from time to time between GSI and CIT Canada (collectively, the “CIT Canada Facility”). Capitalized terms used in reference to the CIT Canada Facility in this Confirmation shall have the meanings assigned to those terms in the CIT Canada Facility.

This Confirmation evidences a separate total return swap transaction (each a “Transaction”) with respect to each Reference Obligation specified in Annex A from time to time as if the details specified in Annex A with respect to that Reference Obligation were set out in the Confirmation in full. Each such Transaction will have a unique Transaction Reference Number as is set out in Annex A. The terms of the Facility and each particular Transaction to which this Confirmation relates are as follows: 1

[1]†	Confidential portions of this agreement have been omitted and filed separately with the Securities and Exchange Commission under a request for confidential treatment.

The portions of this agreement that have been omitted and filed separately with the Securities and Exchange Commission are denoted by the use of an asterisk in this agreement.

*	Confidential treatment has been requested and the redacted material has been filed separately with the Securities and Exchange Commission

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Terms Relating to the Facility
Total Return Payer	GSI
Floating Rate Payer	Counterparty
Trade Date	October 26, 2011
Facility Commencement Date	October 26, 2011
CIT Canada Facility Commencement Date	June 6, 2008
Facility End Date	The earlier of (i) the date falling 20 years after the CIT Canada Facility Commencement Date and (ii) an Optional Termination Date on which Counterparty has terminated the Facility.
Optional Termination Date	On any Business Day, Counterparty shall have the option to early terminate the Facility on written notice to GSI (such notice, an “Optional Termination Notice”) given not less than on 10 Business Days prior to the proposed date of termination (the “Optional Termination Date”), upon prior payment by Counterparty to GSI of the Present Value Facility Fee calculated on the Maximum Aggregate Notional Amount as of such Optional Termination Date.
Portfolio	The portfolio comprising each Eligible RO that is a Reference Obligation (“RO”) subject to a Transaction, as set out in Annex A (as amended from time to time to reflect Portfolio Adjustments).
Combined Portfolio	The portfolio comprising each Eligible RO that is an RO subject to a Transaction, as set out in Annex A hereto and Annex A to the CIT Canada Confirmation (each as amended from time to time to reflect Portfolio Adjustments).
Eligible RO

Any debt obligation which meets all of the following requirements on the Effective Date of the Transaction relating to such obligation, as determined by the Calculation Agent:

(i)          A bond that is capable of being settled in The Depository Trust Company, Euroclear Bank S.A./N.V or Clearstream Banking, SA (or any successor to any such entity);

(ii)          (a) Rated at least as high as [*] by each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), and not on Creditwatch Negative or Watchlist Negative (or their respective equivalents) and (b) such rating is a monitored rating subject to periodic update by the relevant agency;

(iii)         If rated by Fitch Ratings Inc. (“Fitch”), rated at least as high as [*] and not on Creditwatch Negative or Watchlist Negative (or their respective equivalents);

*	Confidential treatment has been requested and the redacted material has been filed separately with the Securities and Exchange Commission
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(iv)           Denominated in USD;

(v)          Are Asset Backed Securities that are backed predominately by assets falling into one of the following categories: aircraft leases, railcar leases, other equipment loans or leases, student loans, commercial loans (including but not limited to CLOs), vendor finance obligations and trade finance obligations;

(vi)         A legal final maturity of no more than 30 years from the Effective Date;

(vii)        If the RO has a fixed rate of interest, the weighted average life of such RO is less than 17 years (or such longer period otherwise agreed to by GSI acting in a reasonable manner);

(viii)     Counterparty, its Credit Support Providers, and CIT Group Inc. have provided to GSI such documentation in respect of such obligation as GSI shall have reasonably requested (which shall include, without limitation, the offering document, rating letters, a Tax Opinion and, if applicable, the most recent Trustee/Servicer Report);

(ix)      The Reference Entity of such obligation is bankruptcy remote from Counterparty, its Credit Support Providers, CIT Group Inc. and their respective Affiliates, or other prior owner of the assets securitized through issuance of the RO, as evidenced by a True Sale and Nonconsolidation Opinion satisfactory to GSI in its good faith discretion or other circumstances satisfactory to GSI;

(x)         The issuer of the RO shall not be an affiliate of Counterparty, its Credit Support Providers or CIT Group Inc. for US bankruptcy law purposes (as reasonably determined by GSI);

(xi)         Application will have been made or required to be made on a recognised stock exchange;

(xii)       Not registered pursuant to any registration statement with the U.S. Securities and Exchange Commission;

(xiii)      Not issued by or guaranteed by any of (1) Counterparty or its Credit Support Providers, (2) CIT Group Inc., (3) GSI’s Credit Support Provider, or (4) any Affiliates of GSI’s Credit Support Provider;

(xiv)       A bond that does not require a Holder to execute any agreement prior to buying or selling such bond, qualifies for transfer in accordance with the provisions of Regulation S and/or Rule 144A under the Securities Act and is otherwise Transferable;

(xv)        Would not cause the Combined Portfolio to violate or, if already violated, further violate any of the following limits by aggregate Net USD Notional Amounts:

a.   The sum of the Net USD Notional Amounts of ROs rated [*] by each of S&P and Moody’s may be up to [*]% of the Combined Maximum Aggregate Notional Amount, provided, however, that any RO rated [*] by each of S&P and Moody’s but also rated by Fitch and rated lower than [*] by Fitch shall be deemed for purposes of this test to be rated [*] by S&P and Moody’s;

*	Confidential treatment has been requested and the redacted material has been filed separately with the Securities and Exchange Commission

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b.   The sum of the Net USD Notional Amounts of ROs rated at least [*] by each of S&P and Moody’s (excluding ROs that are rated [*]) may not exceed (i) [*]% of the Combined Maximum Aggregate Notional Amount minus (ii) the sum of the Net USD Notional Amounts of ROs rated lower than [*] by either S&P or Moody’s, provided, however, that any RO rated [*] by each of S&P and Moody’s but also rated by Fitch and rated lower than [*] by Fitch shall be deemed for purposes of this test to be rated [*] by S&P and Moody’s;

c.   The sum of the Net USD Notional Amounts of Qualifying [*]-Rated ROs (excluding ROs that are rated [*] or [*]) may not exceed (i) [*]% of the Combined Maximum Aggregate Notional Amount minus (ii) the sum of the Net USD Notional Amounts of ROs that are either (A) rated at least [*] by each of S&P and Moody’s but are not Qualifying [*]-Rated ROs or (B) rated lower than [*] by either S&P or Moody’s, provided, however, that any RO rated [*] by each of S&P and Moody’s but also rated by Fitch and rated lower than [*] by Fitch shall be deemed for purposes of this test to be rated lower than [*] by S&P and Moody’s;

d.   The sum of the Net USD Notional Amounts of ROs that are either (A) rated at least [*] by each of S&P and Moody’s but are not Qualifying [*]-Rated ROs or (B) rated lower than [*] by either S&P or Moody’s may not exceed [*]% of the Combined Maximum Aggregate Notional Amount, provided, however, that any RO rated [*] by each of S&P and Moody’s but also rated by Fitch and rated lower than [*] by Fitch shall be deemed for purposes of this test to be rated lower than [*] by S&P and Moody’s;

e.   The sum of the Net USD Notional Amounts of ROs which are obligations secured by commercial loans may not exceed [*]% of the Combined Maximum Aggregate Notional Amount;

f.    The sum of the Net USD Notional Amounts of ROs which are obligations secured by equipment loans or leases (including aircraft leases and railcar leases), may not exceed [*]% of the Combined Maximum Aggregate Notional Amount;

g.   The sum of the Net USD Notional Amounts of ROs which are obligations secured by aircraft leases or railcar leases may not exceed [*]% of the Combined Maximum Aggregate Notional Amount;

h.   The sum of the Net USD Notional Amounts of ROs which are obligations secured by Private Student Loans may not exceed [*]% of the Combined Maximum Aggregate Notional Amount;

*	Confidential treatment has been requested and the redacted material has been filed separately with the Securities and Exchange Commission

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i.    The sum of the Net USD Notional Amounts of ROs which are secured by Guaranteed Student Loans may not exceed [*]% of the Combined Maximum Aggregate Notional Amount;

j.    The sum of the Net USD Notional Amounts of ROs which are secured by assets other than commercial loans, equipment loans or leases (including aircraft leases and railcar leases), Private Student Loans or Guaranteed Student Loans, and which are not identified in sub-clause k. below, may not in the aggregate exceed [*]% of the Combined Maximum Aggregate Notional Amount; and

k.   The sum of the Net USD Notional Amounts of ROs agreed between GSI and Counterparty pursuant to clause (xxv) below shall not exceed such percentage of the Combined Maximum Aggregate Notional Amount as shall be specified by GSI.

For purposes of the foregoing tests:

(a) the ratings applied for both the new RO proposed to be added to the Portfolio and the ratings for the existing ROs in the Portfolio shall be current ratings of such ROs as of the proposed Effective Date for the new RO;

(b) If any RO consists of more than one of the asset types described in sub-clauses e. through j., the full Net USD Notional Amount of such RO shall be counted against each of the relevant percentage restrictions; and

(c)  [*] means [*] (S&P), [*] (Moody’s) and [*] (Fitch); and [*] means [*] (S&P), [*] (Moody’s), and [*] (Fitch); and [*] means [*] (S&P), [*] (Moody’s) and [*] (Fitch).

(xvi)      Would not cause the aggregate Net USD Notional Amount of a single RO in the Combined Portfolio to exceed [*]% of the Combined Maximum Aggregate Notional Amount; provided, however, that the limitation in this clause shall not apply with respect to any Specified Rail RO or any RO secured by Guaranteed Student Loans;

(xvii)     Would not cause the aggregate Net USD Notional Amount of all ROs in the Combined Portfolio which are issued by a common issuer and have the same rating to exceed a) to the extent the ROs are rated [*], $[*] or b) to the extent one or more of such ROs are rated below [*],[*]% of the Combined Maximum Aggregate Notional Amount; provided, however, that the limitation in this clause shall not apply with respect to any Specified Rail RO;

(xviii)    Would not cause the aggregate Net USD Notional Amount of all ROs in the Combined Portfolio which are secured predominantly by obligations of any one obligor or group of affiliated obligors, to exceed [*]% of the Combined Maximum Aggregate Notional Amount;

*	Confidential treatment has been requested and the redacted material has been filed separately with the Securities and Exchange Commission
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(xix)      Would not cause the total number of ROs in the Combined Portfolio to exceed 50;

(xx)       GSI owning the RO in an amount equal to the Net USD Notional Amount would not violate any law, rule or regulation applicable to GSI;

(xxi)      In the case of a Counterparty Originated Asset, Counterparty has delivered to GSI an executed indemnity letter in a form acknowledged in a letter agreement between GSI and Counterparty of even date herewith (the “Indemnity Letter”);

(xxii)    The terms of such RO require delivery to holders of such RO of Trustee/Servicer Reports providing information of a degree and with a frequency which is customary in Rule 144A securitizations of the same asset types;

(xxiii)     Is issued in registered form for U.S. federal income tax purposes;

(xxiv)    If such RO was issued after the Facility Amendment Date under the CIT Canada Facility, then unless such RO is subject to backup servicing arrangements reasonably acceptable to GSI, the terms of such RO provide for a majority of the holders of such RO by principal amount to have the right to remove and replace any servicer, collateral manager or other administrative service provider for the issuer of such RO at any time; and

 (xxv)    Also includes any other obligation as GSI may agree from time to time following request from Counterparty.

If it is determined after the Effective Date that the RO failed to meet any of the foregoing requirements on the Effective Date and GSI gives notice of such circumstance to Counterparty, a Removal Date shall be deemed to occur in relation to such RO on the date designated by GSI. Further, if after the Effective Date Counterparty fails to deliver the most recently issued Trustee/Servicer Report or Rating Agency Report with respect to an RO within five Business Days of a request from GSI, at GSI’s sole option a Removal Date may be deemed to occur in relation to such RO.

“Asset Backed Securities” means securities that are Not Contingent within the meaning of the Credit Definitions and are secured by loans, leases, receivables or similar payment obligations or financial assets which convert by their terms into cash within a finite period of time, and without limitation of the foregoing shall exclude (i) credit linked notes or other synthetic securities; i.e. securities secured by or representing credit swaps, total return swaps or other derivative exposures, (ii) securities secured by equity instruments or corporate bonds and (iii) ABS CDOs, “CDO squareds” or other securities which are themselves secured by Asset Backed Securities.

“Counterparty Originated Asset” means any RO with respect to which the Counterparty, its Credit Support Providers, CIT Group Inc. or any of their Affiliates (i) is related as depositor, originator or transferor of the receivables securitized in the RO or (ii) is a sponsor, servicer or administrator thereto, (iii) is a holder of any beneficial interest in the issuer of the RO or (iv) has acted as an underwriter, arranger or distributor of such RO.

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“Guaranteed Student Loans” means student loans originated under Title IV of the U.S. Higher Education Act of 1965, no less than 95% of the loan principal and interest of which are guaranteed and explicitly reinsured by the United States Department of Education.

“Private Student Loans” means student loans other than Guaranteed Student Loans.

“Qualifying [*]-Rated RO” means an RO that (i) is rated at least [*] by each of S&P and Moody’s (where any RO rated [*] by each of S&P and Moody’s but also rated by Fitch and rated lower than [*] by Fitch shall be deemed for purposes of this definition to be rated lower than [*] by S&P and Moody’s) and (ii) is either (A) not subordinated to any other class or tranche of securities issued by the relevant Reference Entity or (B) subordinated only to a class or tranche of securities issued by the relevant Reference Entity the entire principal amount of which is included as an RO in the Combined Portfolio.

“Specified Rail RO” Any RO secured by railcar leases.

“Tax Opinion” means (i) a legal opinion of nationally recognized tax counsel that concludes that (a) the RO will be treated as indebtedness for U.S. federal income tax purposes and (b) the issuer of the RO will not be treated as engaged in a trade or business in the United States or otherwise subject to U.S. federal tax , or (ii) in the case of any of the Series 2011-1 Secured Railcar Equipment Notes to be issued by CIT Railcar Funding Company, LLC (to the extent the legal terms and financial information of such obligation have not changed materially from the proposed terms and financial information as of the date of this Confirmation), a legal opinion of nationally recognized tax counsel addressed to GSI or an affiliate thereof and satisfactory to GSI in its good faith discretion that concludes that the RO will be treated as indebtedness for U.S. federal income tax purposes, or (iii) in the case of any other Specified Rail RO, (a) a legal opinion of nationally recognized tax counsel addressed to GSI or an affiliate thereof and satisfactory to GSI in its good faith discretion that concludes that the RO will be treated as indebtedness for U.S. federal income tax purposes, and (b) a review by GSI of the legal terms of the RO, the financial information of the issuer and other diligence related to the ROs (as GSI deems necessary) sufficient to satisfy GSI, in its good faith discretion, that the ROs are properly treated as debt for U.S. federal income tax purposes.

“True Sale and Nonconsolidation Opinion” means a legal opinion of Moore & Van Allen PLLC, Sullivan & Cromwell, LLP, Cadwalader, Wickersham & Taft LLP, White & Case LLP, McDermott Will & Emery, LLP or other counsel satisfactory to GSI in its good faith discretion which concludes that (i) any assets purchased by the Reference Entity in connection with the relevant RO would not be considered to be part of the estate of any relevant Affiliate of Counterparty (an “Originator Affiliate”) in a proceeding under the United States Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and (ii) neither the Reference Entity nor any other special purpose entity organized in connection with the relevant securitization would be substantively consolidated with any of (A) Counterparty, (B) any Credit Support Providers of Counterparty or (C) any Originator Affiliate (other than a special purpose entity), in each case, where the foregoing conclusions take account of the existence and terms of the Facility and Counterparty’s Credit Support Documents.

*	Confidential treatment has been requested and the redacted material has been filed separately with the Securities and Exchange Commission

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Maximum Aggregate Notional Amount	In respect of this Confirmation, on any date, USD 625,000,000, less the cumulative amount of Swap Amortization amounts determined on or prior to such date.
Combined Maximum Aggregate Notional Amount	As of any date of determination, the sum of the Maximum Aggregate Notional Amount hereunder and the Maximum Aggregate Notional Amount under (and as defined in) the CIT Canada Confirmation.
Aggregate Notional Amount	The sum on any day of the Net USD Notional Amounts of each RO at the close of business on that day.
Swap Amortization	USD 62,500,000 with respect to each anniversary of the CIT Canada Facility Commencement Date, beginning with the 11th anniversary of the CIT Canada Facility Commencement Date.
Portfolio Adjustment

(A) Counterparty may, by sending a Portfolio Adjustment Notice to GSI, designate any Business Day to adjust the Portfolio (any such adjustment a “Portfolio Adjustment”) by:

(i)           designating a new Eligible RO for addition to the Portfolio; or

(ii)          designating an RO for removal, in whole or in part, pursuant to a Removal Date; or

(iii)         combining sub-clauses (i) and (ii) to effect a substitution;

provided that:

(a) no Potential Event of Default or Event of Default has occurred and is continuing in relation to Counterparty;

(b) the Aggregate Notional Amount does not exceed the Maximum Aggregate Notional Amount as a result of such Portfolio Adjustment;

(c) each RO to be added is an Eligible RO; and

(d) there shall be no more than one new RO (or four new ROs if (I) all such new ROs are issued by the same issuer in a single securitization documented pursuant to a single indenture or trust deed and (II) the same collateral secures all such ROs) added to the Portfolio in any calendar week.

(B) In addition:

(i) If GSI has notified Counterparty of a Re-Striking that would cause the Aggregate Notional Amount to exceed the Maximum Aggregate Notional Amount, then Counterparty will be required to deliver a Portfolio Adjustment Notice on or within five Business Days following the relevant Re-Striking Date designating one or more ROs for removal, in whole or in part, such that after giving effect to such Portfolio Adjustment Notice, the Aggregate Notional Amount is less than or equal to the Maximum Aggregate Notional Amount. The Removal Date designated in respect of any such RO shall be no more than 10 Business Days following the Re-Striking Date.

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(ii) If Counterparty fails to designate a Removal Date as required hereby, GSI may by sending a Portfolio Adjustment Notice to Counterparty, designate one or more ROs for removal, in whole or in part (any such adjustment, also a “Portfolio Adjustment”), on a Removal Date occurring not earlier than 2 Business Days following the date of such Portfolio Adjustment Notice, such that after giving effect to such Portfolio Adjustment Notice, the Aggregate Notional Amount is less than or equal to the Maximum Aggregate Notional Amount.

Portfolio Adjustment Notice

A notice provided by Counterparty at least fifteen Business Days (or such lesser number of Business Days as agreed between Counterparty and GSI) prior to the date of any Portfolio Adjustment revising Annex A to take account of any Portfolio Adjustment; provided, however that (i) GSI may provide a Portfolio Adjustment Notice as set forth in paragraph (B)(ii) of Portfolio Adjustments and (ii) the date of any Portfolio Adjustment relating to the substitution of a new Eligible RO for an existing RO where the new and existing RO are the same obligation with the same Notional Amount (such Portfolio Adjustment a “Re-Striking Substitution”) may be 2 Business Days following the delivery of the related Portfolio Adjustment Notice.

A Portfolio Adjustment Notice provided by GSI as contemplated in paragraph (B)(ii) under Portfolio Adjustments shall be provided at least 2 Business Days prior to the Removal Date designated in such Portfolio Adjustment Notice.

Determination of Initial FX Rate	The Calculation Agent will determine in a commercially reasonable manner the Initial FX Rate for each RO not denominated in USD based on the Current FX Rate as of the date determined by the Calculation Agent after the date the Portfolio Adjustment Notice is received for such RO and at least two Business Days prior to the Effective Date of the Transaction related to such
RO.
FX Rate	With respect to a Specified Currency, as of the Effective Date and at any time prior to and including the initial Re-Striking Date, the Initial FX Rate; and following the initial Re-Striking Date, the Current FX Rate as of the immediately preceding Re-Striking Date.
Current FX Rate	With respect to a Specified Currency as of any date, the spot rate of exchange between the Specified Currency and USD as of such date, determined by the Calculation Agent in a commercially reasonable manner.
Business Days

For payment dates requiring payments in USD, London, Amsterdam, Netherlands, and New York

For payment dates requiring payments in CAD, Toronto and London

For payment dates requiring payments in EUR, London and TARGET.

For payment dates requiring payments in GBP, London and New York

For purposes of the Collateral provisions, Portfolio Adjustment Notices and all other purposes hereunder, London, Amsterdam, Netherlands, and New York.

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Business Day Convention	Modified Following
Calculation Agent	GSI
Facility Fee
Facility Fee

On each Facility Fee Payment Date, Counterparty shall pay to GSI a Facility Fee determined as follows:

Maximum Aggregate Notional Amount × Facility Fee Rate × (the actual number of days within the relevant Facility Fee Period divided by 360).

Facility Fee Rate	285 bps, subject to Section 3 below
Facility Fee Period	With respect to any Facility Fee Payment Date, the period from (and including) the immediately preceding Facility Fee Payment Date (or, in relation to the initial Facility Fee Period, the Facility Commencement Date) to (but excluding) such Facility Fee Payment Date (or, in relation to the final Facility Fee Period, the Facility End Date).
Facility Fee Payment Dates	Quarterly on each three month anniversary of the CIT Canada Facility Commencement Date and ending on the Facility End Date.
Terms Relating to Each Transaction
1. General Terms
Terms Specified in Annex A

The following terms in relation to each Transaction will be specified in Annex A:

▪          Transaction Number (to be assigned by the Calculation Agent)

▪          Effective Date (subject to “Condition to RO Effectiveness” below)

▪          RO

▪          Reference Entity

▪          Guarantor or other credit support provider (if any)

▪          Insurer (if any)

▪          CUSIP/ISIN

▪          Specified Currency

▪          Initial FX Rate (as determined under “Determination of Initial FX Rate” above)

▪         Initial Notional Amount (which will be an actual outstanding principal amount of the RO)

▪          Offered Price (including accrued interest) (expressed as percentage of principal balance)

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▪          Initial Price (expressed as percentage of principal balance)

▪          Floating Rate Period End Dates

▪          Reference Obligation Coupon

▪          Each credit rating of RO as at the Effective Date of such RO

▪          The Transaction Termination Date

▪          Initial Haircut Percentage (which will be the Haircut Percentage applicable to the RO on the Effective Date)

▪         The par amount at the issuance of the RO (“Par Amount at Issuance”)

The Transaction Termination Date shall, if required by or assumed by counsel in connection with the delivery of the applicable True Sale and Non-Consolidation Opinion delivered in connection with an RO, be a date occurring not later than (i) for ROs for which the expected final amortization based on pricing speed, as determined by Counterparty (the “Expected Amortization Date”) will occur five years or more after the Effective Date for such RO, the date on which 80% of the number of days occurring between the Effective Date for such Transaction and the Expected Amortization Date have lapsed, (ii) for ROs for which the Expected Amortization Date will occur more than one but less than five years after the Effective Date for such RO, the date occurring one year prior to the Expected Amortization Date and (iii) for ROs for which the Expected Amortization Date will occur one year or less from the Effective Date for such RO, the date on which 50% of the number of days occurring between the Effective Date for such Transaction and the Expected Amortization Date have lapsed.

Condition to RO Effectiveness

The Effective Date shall be subject to (A) the availability to GSI of a firm offer from Counterparty or a third party (including any Affiliate of Counterparty) designated by Counterparty on which GSI or its designee could execute the purchase of a principal amount of the RO equal to the Initial Notional Amount at the Offered Price for settlement on the Effective Date, such Offered Price (1) not to exceed the market value of such principal amount of the RO as determined by the Calculation Agent in a commercially reasonable manner and (2) unless a Bid Failure Event occurs, to be greater than the applicable Initial Haircut Percentage and (B) receipt by GSI on or prior to such Effective Date of the Initial Payment from Counterparty for application under the Transaction. If a Bid Failure Event occurs, the Effective Date shall occur only at Counterparty’s option and the Offered Price shall be equal to zero.

For the avoidance of doubt, if Counterparty elects to permit the Effective Date of a Transaction to occur, notwithstanding the occurrence of a Bid Failure Event, and the Offered Price is therefore zero, then immediately upon the Effective Date, Counterparty shall at its option, after giving the applicable notice described in this Confirmation, be entitled to either (i) effect a Re-Striking Substitution with respect to the related RO such that (x) Counterparty shall be entitled to receive, in accordance with and subject to the terms of “Re-Striking”

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below, a Net Re-Striking Gain Amount calculated based on the Current Price for such RO on the Effective Date and (y) Counterparty shall be required to pay a Net Re-Striking Haircut Addition Amount for such RO on the Effective Date or (ii) receive the Market Related Amount in cash from GSI with respect to the related RO on the Effective Date under the terms of the Credit Support Annex.

Initial Price

From and including the Effective Date to but excluding the first Re-Striking Date for the relevant RO, (1) the Offered Price minus (2) the Haircut Percentage (in each case as of the Effective Date), subject to a minimum of zero.

From and including any Re-Striking Date to but excluding the next Re-Striking Date for the relevant RO, (1) the Current Price minus (2) the Haircut Percentage (in each case as of the Re-Striking Date occurring at the beginning of such period), subject to a minimum of zero.

Bid Failure Event	If, prior to the Effective Date, either GSI gives notice to Counterparty, or Counterparty gives notice to GSI, that GSI has not identified a firm bid for the RO at the Offered Price after the Condition to RO Effectiveness has been satisfied (for settlement on the Effective Date), then the Effective Date shall be the date (such date, the “Second Effective Date”) falling five business days after the effective date of such notice. If, prior to the Second Effective Date, either GSI gives notice to Counterparty, or Counterparty gives notice to GSI, that GSI has not identified a firm bid for the RO at the Offered Price (for settlement on the Second Effective Date), then the Effective Date shall be the date (such date, the “Third Effective Date”) falling five business days after the effective date of such notice. If, prior to the Third Effective Date, either GSI gives notice to Counterparty, or Counterparty gives notice to GSI, that GSI has not identified a firm bid for the RO at the Offered Price (for settlement on the Third Effective Date), then a Bid Failure Event has occurred. For the avoidance of doubt, GSI is not required to provide a bid for the RO.
Initial Payment

Counterparty will make a payment in USD to GSI on the Effective Date for each Transaction calculated as follows:

Initial Notional Amount times Initial Haircut Percentage divided by FX Rate for the relevant RO; provided, however, that if there is a Bid Failure Event, then the Initial Payment will be zero.

Notional Amount	The Initial Notional Amount, as reduced by each Terminated Notional Amount and Actual Principal Repayment from time to time.
Initial Notional Amount	The actual outstanding principal amount of the applicable RO as of such RO’s Effective Date.
Net USD Notional Amount	On any day, the Notional Amount at the close of business (London time) on that day multiplied by the related Initial Price divided by the related FX Rate for that RO.
Average Notional Amount	With respect to any Floating Rate Period, the sum of the Net USD Notional Amounts for each day in that period divided by the actual number of days in that period.
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Termination Date	The earlier of: (i) the Facility End Date, (ii) the Defaulted Termination Date, (iii) the Transaction Termination Date or (iv) the date on which the Notional Amount of the Transaction equals zero.
Removal Date	The Business Day specified by Counterparty or GSI for early termination, in whole or in part, of a Transaction relating to an RO in accordance with a Portfolio Adjustment or Special Reference Obligation Termination Event, or on which the conditions giving rise to a removal, as specified under “RO Conversion” below occur.
2. Effective Date Exchange
Counterparty Exchange Amount	On the Effective Date with respect to a Transaction relating to an RO, Counterparty shall pay to GSI an amount in the Specified Currency with respect to such RO equal to its Initial Notional Amount multiplied by its Offered Price.
GSI Exchange Amount	On the Effective Date with respect to a Transaction relating to an RO, GSI shall pay to Counterparty an amount in USD with respect to such RO equal to its Initial Notional Amount multiplied by its Offered Price divided by its Initial FX Rate.
3. Haircut
Haircut Percentage	The Haircut Percentage shall be the percentage determined in accordance with the table below by reference to the rating of the relevant RO as of the relevant date. For the avoidance of doubt the Haircut Percentage applicable to an RO may change after the Effective Date if its applicable rating changes.

	Rating	Percentage

	“AAA” FFELP Assets	[*]% plus the Selected Percentage
	“A” or better	[*]% plus the Selected Percentage
	“BBB” but less than “A”	[*]% plus the Selected Percentage
	Less than “BBB”	[*]% plus the Selected Percentage

As used above:

““A” or better” means that the RO is rated at least (i) A+/A by S&P and (ii) A1/A2 by Moody’s and, (iii) if rated by Fitch, is rated at least A+/A by Fitch;

““BBB” but less than “A”“ means that the RO (x) is not rated “A or better” and (y) is rated at least (i) A-/ BBB+/BBB/BBB- by S&P and (ii) A3/Baa1/Baa2/Baa3 by Moody’s and, (iii) if rated by Fitch, is rated at least A-/BBB+/BBB/BBB-  by Fitch.

““Less than “BBB”“ means that the RO is neither ““A” or better” nor  ““BBB” but less than “A”“.

““AAA” FFELP Assets” means that the RO is a securitization where the securitized receivables are exclusively comprised of Guaranteed Student Loans, and is rated AAA by S&P and Aaa by Moody’s and, if rated by Fitch, is rated AAA by Fitch.

*	Confidential treatment has been requested and the redacted material has been filed separately with the Securities and Exchange Commission
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	“Selected Percentage” means (x) in respect of any date prior to the seven year anniversary of the CIT Canada Facility Commencement Date, zero and (y) in respect of any date after the seven year anniversary of the CIT Canada Facility Commencement Date, a figure of between 0% and 10% selected by GSI; provided, however, that (i) the Selected Percentage may not exceed 10%, (ii) the Selected Percentage may not be decreased from its value on any prior date and (iii) each incremental increase in the Selected Percentage shall result in a reduction of the Facility Fee Rate by five bps with effect from the date of such increase, with the values of the Facility Fee corresponding to each possible value of the Selected Percentage as set forth below.
	Selected Percentage	Facility Fee Rate (bps)	Selected Percentage	Facility Fee Rate (bps)
	0%	285	6%	255
	1%	280	7%	250
	2%	275	8%	245
	3%	270	9%	240
	4%	265	10%	235
	5%	260
4. Total Return Payer Payments
Total Return Coupon Payments	On each Total Return Coupon Payment Date, GSI shall pay to Counterparty an amount in the Specified Currency equal to the Actual Coupon Payment on the related RO.
Total Return Coupon Payment Dates	With respect to an RO, the date falling five Business Days following each date on which the Holders of the RO receive an Actual Coupon Payment.
5. Floating Rate Payer Payments
Floating Rate Payments

On each Floating Rate Payment Date, Counterparty shall pay to GSI an amount in USD equal to:

(1) The Average Notional Amount for the Floating Rate Period that corresponds to such Floating Rate Payment Date times (2) the Floating Rate as of the Floating Rate Reset Date corresponding to such Floating Rate Period times (3) the Floating Rate Day Count Fraction.

Floating Rate Period End Dates	As specified in Annex A, and the Termination Date.
Floating Rate Payment Dates	The date falling five Business Days following each Floating Rate Period End Date.
Floating Rate	USD-LIBOR-BBA (with a Designated Maturity equal to the Floating Rate Period) plus the Floating Rate Spread. Linear Interpolation shall apply.
Floating Rate Spread	0 bps
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Floating Rate Period	The period from, and including, the prior Floating Rate Period End Date or the Effective Date, as applicable, to, but excluding, the current Floating Rate Period End Date.
Floating Rate Day Count Fraction	Actual/360
Floating Rate Reset Dates	The first day of each Floating Rate Period
6. Principal Payments
Floating Rate Principal Payments

On each Principal Payment Date, Counterparty shall pay to GSI an amount in USD equal to:

(1) the amount of the Actual Principal Repayment on the related RO times (2) the Offered Price divided by (3) FX Rate.

Amortized Net Notional Amount	For any Principal Payment Date, the amount of the Actual Principal Repayment on the related RO times the Initial Price.
First Total Return Principal Payments	On each Principal Payment Date, GSI shall pay to Counterparty an amount in USD equal to (a) the Actual Principal Repayment on the related RO times (b) the Initial Haircut Percentage divided by (c) the FX Rate with respect to that RO.
Second Total Return Principal Payments	On each Principal Payment Date, GSI shall pay to Counterparty (subject to “GSI Payment Netting” below) an amount in the Specified Currency equal to the Actual Principal Repayment on the related RO.
Principal Payment Dates	With respect to an RO, the date falling five Business Days following each date on which the Holders of such RO receive an Actual Principal Repayment.
7. Termination Payments
First Total Return Termination Payment	On the Termination Payment Date with respect to any Transaction, GSI shall pay to Counterparty with respect to the RO related to such Transaction (subject to “GSI Payment Netting” below) an amount in USD equal to the Terminated Notional Amount of such RO times the Initial Haircut Percentage divided by the FX Rate for such RO (the “Haircut Termination Amount” and the aggregate of all such Haircut Termination Amounts on any Termination Payment Date, the “Aggregate Haircut Termination Amount”).
Second Total Return Termination Payment	On each Termination Payment Date, GSI shall pay to Counterparty (subject to “GSI Payment Netting” below) an amount in the Specified Currency equal to the Terminated Notional Amount times the Final Price.
Floating Rate Termination Payment

On each Termination Payment Date, Counterparty shall pay to GSI an amount in USD equal to:

(A) the Terminated Notional Amount times the Initial Price of the related RO divided by the FX Rate for such RO

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plus (B) the Terminated Notional Amount times the Initial Haircut Percentage of the related RO divided by the FX Rate for such RO.
Termination Payment Date	Each Removal Date, Defaulted Termination Date, Transaction Termination Date or Facility End Date, as applicable.
8. Re-Striking Payments
Trigger Threshold

The “Trigger Threshold” shall be met on any date on which the absolute value of the MTM is in excess of 3% of the Aggregate Notional Amount, where:

“MTM” shall equal the aggregate sum of the Market Related Amount for each RO in the Portfolio.

Re-Striking Date	Each of (i) ten (10) Business Days following the date upon which a Trigger Threshold is met or (ii) the Effective Date of any Re-Striking Substitution.
Re-Striking

On giving notice in writing to Counterparty not less than three Business Days prior to the Re-Striking Date, GSI may, with effect as of any Re-Striking Date, elect to re-strike the Initial Price of one or more ROs in the Portfolio as determined by GSI such that, after giving effect to such adjustment on the Re-Striking Date, the MTM would be equal to zero (a “Re-Striking”). A Re-Striking shall also occur on the Effective Date of any Re-Striking Substitution designated by Counterparty pursuant to “Portfolio Adjustment Notice” above. If GSI so elects or if Counterparty makes a Re-Striking Substitution:

(i) a Removal Date shall be deemed to occur on the Re-Striking Date, with respect to the Notional Amount of each RO for which a Re-Striking occurs and the parties shall make the payments required hereunder in connection with a Removal Date, provided that for the purposes of determining the amount of such payments, the Final Price of each RO for which a Re-Striking occurs shall be deemed to be the Current Price as of the Re-Striking Date;

(ii) a new Effective Date shall be deemed to occur on the Re-Striking Date with respect to the Notional Amount of each RO for which a Re-Striking occurs and the parties shall make the payments required hereunder in connection with an Effective Date;

(iii) the Initial Price of each RO for which a Re-Striking occurs shall, with effect from the Re-Striking Date, be reset to (1) Current Price minus (2) Haircut Percentage (in each case as of the Re-Striking Date);

(iv) the Offered Price of each RO for which a Re-Striking occurs shall, with effect from the Re-Striking Date, be reset to the Current Price as of the Re-Striking Date;

(v) the Initial FX Rate of each RO for which a Re-Striking occurs shall, with effect from the Re-Striking Date, be reset to be equal to the Current FX Rate as determined two Business Days prior to the Re-Striking Date; and

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(vi) the Initial Haircut Percentage of each RO for which a Re-Striking occurs shall be reset to the Haircut Percentage on the Re-Striking Date.

For the avoidance of doubt, subject to “GSI Payment Netting” below, on any Re-Striking Date, by operation of (and without duplication of) the Initial Payment, the Effective Date Exchange provision of Paragraph 2 and the Termination Payment provision of Paragraph 7, and with respect to each RO for which a Re-Striking Date occurs on such date:

(1) GSI shall pay to Counterparty an amount in USD equal to the Notional Amount times the Initial Haircut Percentage for the relevant RO before the Re-Striking Date for the relevant RO divided by the Initial FX Rate for the relevant RO (each as determined before such Re-Striking).

(2) Counterparty shall pay to GSI an amount in USD equal to the Notional Amount times the Initial Haircut Percentage for the relevant RO divided by the Initial FX Rate for the relevant RO (each as determined pursuant to such Re-Striking).

(3) Counterparty shall pay to GSI an amount in the Specified Currency equal to the Notional Amount times the Current Price for the relevant RO (each as determined pursuant to such Re-Striking).

(4) GSI shall pay to Counterparty an amount in USD equal to the Notional Amount times the Current Price for the relevant RO divided by the Initial FX Rate for the relevant RO (each as determined pursuant to such Re-Striking).

(5) GSI shall pay to Counterparty an amount in the Specified Currency equal to the Notional Amount times the Current Price of the relevant RO as of such Re-Striking Date.

(6) Counterparty shall pay to GSI an amount in USD equal to the Notional Amount times (the Initial Price for the relevant RO plus the Initial Haircut Percentage for the relevant RO) divided by the Initial FX Rate for the relevant RO (each as determined before such Re-Striking).

Items (1) and (2) shall be netted with respect to all ROs for which a Re-Striking Date is occurring on such date and (i) if a net amount is payable by Counterparty to GSI on such Re-Striking Date (a “Net Re-Striking Haircut Addition Amount”), Counterparty shall pay such Net Re-Striking Haircut Addition Amount to GSI on such Re-Striking Date and (ii) if a net amount is payable by GSI to Counterparty on such Re-Striking Date (a “Net Re-Striking Haircut Return Amount”), then, subject to “GSI Payment Netting” below, GSI shall pay such Net Re-Striking Haircut Return Amount to Counterparty on such Re-Striking Date.

Items (3), (4), (5) and (6) shall be netted with respect to all ROs for which a Re-Striking Date is occurring on such date and (i) if a net amount is payable by Counterparty to GSI on such Re-Striking Date (a “Net Re-Striking Loss Amount”), Counterparty shall pay such Net Re-Striking Loss Amount to GSI on

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such Re-Striking Date and (ii) if a net amount is payable by GSI to Counterparty (a “Net Re-Striking Gain Amount”), then, subject to “GSI Payment Netting” below, GSI shall pay such Net Re-Striking Gain Amount to Counterparty on such Re-Striking Date.

9. Credit Event Termination
Credit Event

Failure to Pay; provided “Failure to Pay” shall mean:

after the expiration of any applicable grace period (however defined under the terms of the RO), the occurrence of a non-payment of a payment of interest Scheduled to be Due or principal due on the RO on any date, in accordance with the terms of such RO at the time of such failure. The occurrence of a Failure to Pay shall be determined without regard to the effect of any provisions of the RO that permit or provide for the limitation of payments of principal or interest in accordance with the terms of the RO pursuant to an available funds cap or otherwise, that provide for the capitalization, payment-in-kind or deferral of interest on the RO, or that provide for the extinguishing or reduction of such payments of principal or interest without a corresponding payment to Holders of the RO.

Bankruptcy (as defined in the Credit Definitions) of the Reference Entity or any Insurer and/or credit support provider. For the avoidance of doubt a “credit support provider” for the foregoing purpose is an entity, if any, indicated as such in Annex A under the heading “guarantor or credit support provider” and does not refer to CIT Financial (Barbados) Srl or CIT TRS Holdings B.V. as “Credit Support Providers” for purposes of the Master Agreement.

“Scheduled to be Due” means in the case of an interest payment that such interest payment would accrue during the related calculation period for the RO using the Reference Obligation Coupon identified in Annex A on the outstanding principal balance of the RO for such calculation period, assuming for this purpose that sufficient funds are available therefor in accordance with the terms of the RO.

Credit Event Notice Requirement

Notice of a Credit Event from GSI to Counterparty shall be in the form of an irrevocable notice in writing of the occurrence of a Credit Event. The notice shall:

(i) identify the Credit Event in question and shall contain a description in reasonable detail of the facts relevant to the determination that a Credit Event has occurred, and

(ii) be accompanied with Publicly Available Information (as defined in Sections 3.5(a) and (c) of the Credit Definitions and for such purposes the Specified Number of Public Sources shall be one and the RO is the Obligation).

A Credit Event Notice shall be subject to the requirements regarding notices set forth in Section 1.10 of the Credit Definitions (except that the giving of notice by telephone shall not be permitted) which, together with the requirements set out above, shall be used to determine whether a Credit Event Notice is “effective.”

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For the avoidance of doubt, the provisions of Section 3.3 of the Credit Definitions providing that a Credit Event need not be continuing on the date of a Credit Event Notice, and all other provisions of Section 3.3 of the Credit Definitions not expressly amended hereby, shall apply to this Credit Event Notice Requirement.

Trustee/Servicer Report	Periodic statements or reports regarding the RO provided to the Holders of the RO by the trustee, servicer, sub-servicer, master servicer, fiscal agent, paying agent or other similar entity responsible for calculating payment amounts or providing reports pursuant to the underlying instruments of the RO.
Defaulted Termination Date	10 Business Days after the Credit Event Notification Date.
Defaulted Termination Event	Upon GSI notifying Counterparty of a Credit Event in accordance with the Credit Event Notice Requirement (the effective date of such notice being the “Credit Event Notification Date”), the Transaction will terminate in whole on the Defaulted Termination Date.
10. Breakage Payments
LIBOR Breakage Payment Date:	The occurrence of a (i) Removal Date, (ii) Principal Payment Date, (iii) Defaulted Termination Date, or (iv) a Re-Striking Date, unless any such date occurs on either (a) a Floating Rate Period End Date or (b) the Facility End Date.
LIBOR Breakage Payment:	In the event, and only in the event, that a LIBOR Breakage Payment Date occurs, Counterparty shall pay to GSI on such LIBOR Breakage Payment Date an amount equal to the LIBOR Breakage Payment Amount (if positive) for such LIBOR Breakage Payment Date or GSI shall pay to Counterparty (subject to “GSI Payment Netting” below) an amount equal to the absolute value of the LIBOR Breakage Payment Amount (if negative) for such LIBOR Breakage Payment Date.
LIBOR Breakage Payment Amount:

With respect to each LIBOR Breakage Payment Date, an amount calculated by the Calculation Agent according to the following formula (the “LIBOR Breakage Payment Amount”):

With respect to a Principal Payment Date:

(L1 - L2) x (D / 360) x Amortized Net Notional Amount / FX Rate

With respect to a Removal Date or Defaulted Termination Date:

(L1 - L2) x (D / 360) x Terminated Notional Amount x Initial Price / FX Rate

With respect to a Re-Striking Date and any Net Re-Striking Loss Amount:

(L1 - L2) x (D / 360) x Net Re-Striking Loss Amount

Where: —

“L1” equals the current Floating Rate (excluding the Floating Rate Spread) for the period ending on the next succeeding Floating Rate Period End Date as set on the immediately previous Floating Rate Reset Date.

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“L2” equals USD-LIBOR-BBA minus 0.15%, with a Designated Maturity equal to “D” (as defined below) with the Floating Rate Reset Date being the current LIBOR Breakage Payment Date; provided, however, that if such Designated Maturity shall be one week or less, one-week USD-LIBOR-BBA shall be used. If such Designated Maturity is longer than one week and there is no USD-LIBOR-BBA published with such a Designated Maturity, Linear Interpolation of the next shorter and next longer published Designated Maturities of USD-LIBOR-BBA shall be used.

“D” equals the actual number of days remaining in the Calculation Period from, and including, the current LIBOR Breakage Payment Date to, but excluding, the next Floating Rate Period End Date.

11. Definitions
Actual Coupon Payments	All payments, including, without limitation, interest and fees, if any, paid by or on behalf of the Reference Entity in respect of an outstanding principal balance of the applicable RO equal to the Notional Amount to a Holder (other than Final Price proceeds or Actual Principal Repayments).
Actual Principal Repayments	In respect of any Principal Payment Date, all payments on such date in respect of the reimbursement of principal allocable to an outstanding principal amount of the RO equal to the Notional Amount (as in effect immediately prior to such Actual Principal Repayment) including, if applicable to such date, principal payments on the maturity date and makewhole or premium payments, if any, paid by or on behalf of the Reference Entity to a Holder. In no event shall a First Total Return Termination Payment, Second Total Return Termination Payment or a Floating Rate Termination Payment be payable by either party in connection with an Actual Principal Repayment.
Final Price

(1) With respect to a Termination Payment Date other than where Bid Disqualification Condition item (iii) below would apply, the price (expressed as a percentage) determined three Business Days prior to the scheduled Termination Payment Date (the “Counterparty Bidding Date”) on the basis of the firm bids, including accrued interest (each a “Firm Bid”) for a principal amount of the RO equal to the Terminated Notional Amount, for settlement on the scheduled Termination Payment Date, obtained by the Calculation Agent on such Counterparty Bidding Date from Counterparty or Counterparty’s designee, where (i) the Calculation Agent will give Counterparty notice of the Counterparty Bidding Date (unless the Termination Payment Date arises from a Removal Date notified by Counterparty or a Credit Event Notification Date) of its intention to obtain Firm Bids pursuant to this provision and the applicable deadline time for submission of a bid and (ii) Counterparty may, but shall not be obligated to, provide a Firm Bid or procure a Firm Bid from a third party (including an Affiliate of Counterparty) designated by Counterparty; provided, however, that (A) if no Firm Bid is obtained for any portion of the entire Terminated Notional Amount of the RO by the deadline time on the Counterparty Bidding Date, then the Termination Payment Date shall be postponed to the Business Day following the originally scheduled Termination Payment Date and (B) if the party providing the Firm Bid on the Counterparty Bidding Date fails to perform its obligation to make payment for the Terminated Notional Amount based on such Firm Bid on the

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scheduled Termination Payment Date, the Termination Payment Date shall be postponed to the fourth Business Day following the originally scheduled Termination Payment Date.

(2) With respect to a Termination Payment Date where (x) Bid Disqualification Condition item (iii) below would apply or (y) the proviso in sub-clause (1)(A) above applies or (z) the proviso in sub-clause (1)(B) above applies, the price (expressed as a percentage) determined three Business Days prior to the scheduled Termination Payment Date (in the case of sub-clause (x)) or the postponed Termination Payment Date (in the case of sub-clause (y) or (z)), as applicable (the “Alternative Bidding Date”) on the basis of the highest of the Firm Bids for a principal amount of the RO equal to the Terminated Notional Amount, for settlement on the Termination Payment Date or the postponed Termination Payment Date (as the case may be), obtained by the Calculation Agent on such Alternative Bidding Date, where (i) the Calculation Agent shall attempt to obtain a Firm Bid for the Terminated Notional Amount of the RO from one or more Independent Dealers, (ii) except in the case of an Alternative Bidding Date occurring due to the failure of the party providing the Firm Bid on the Counterparty Bidding Date to perform its obligation to make payment for the Terminated Notional Amount as described in sub-clause (1)(B) above (aa) the Calculation Agent will give Counterparty notice of its intention to obtain Firm Bids pursuant to this provision and the applicable deadline time for submission of bids and (bb) Counterparty may, but shall not be obligated to, provide a Firm Bid or procure a Firm Bid from a third party (including an Affiliate of Counterparty) designated by Counterparty and (iii) if no Firm Bid is obtained for any portion of the entire Terminated Notional Amount of the RO by the deadline time on the Alternative Bidding Date, then the Final Price for such portion shall be deemed to be zero percent.

Notwithstanding the foregoing, the Calculation Agent shall be entitled to disregard as invalid any Firm Bid submitted by any third party (including an Affiliate of Counterparty) if, in the Calculation Agent’s commercially reasonable judgment,

(i)         either (x) such third party is ineligible to accept assignment or transfer of the relevant RO or portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for the RO, as reasonably determined by the Calculation Agent, or (y) such third party would not, through the exercise of its commercially reasonable efforts, be able to obtain any consent required under any agreement or instrument governing or otherwise relating to the RO to the assignment or transfer of the RO or portion thereof, as applicable, to it;

(ii)        such Firm Bid is not bona fide, including, without limitation, due to (x) the insolvency of the bidder or (y) the inability, failure or refusal of the bidder to settle the purchase of the RO or portion thereof, as applicable, or otherwise settle transactions in the relevant market or perform its obligations generally; or

(iii)       in connection with any Firm Bid procured by Counterparty on any Counterparty Originated Asset (as defined above), Counterparty is in breach of the Indemnity Letter provided in connection with the addition of such RO or any other Potential Event of Default or Event of Default has occurred and is continuing in relation to Counterparty.

(each of item (i), (ii) or (iii) above, a “Bid Disqualification Condition”).

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Holder	A hypothetical holder of a nominal amount of the RO equal to the Notional Amount.
Terminated Notional Amount	In respect of each Termination Payment Date (i) in the case of a Termination Payment Date arising other than from a Removal Date, the current Notional Amount in full and (ii) in the case of a Termination Payment Date arising from a Removal Date, the portion of the Notional Amount designated for removal by Counterparty in connection with such Removal Date.
Transaction Termination Date	As specified in Annex A.
12. Other Terms
Collateral

Credit Support Annex; provided that, the component of a party’s Exposure attributable to the Facility and each Transaction hereunder will be the Facility Exposure as determined below.

“Market Related Amount” means, for any RO, [(Initial Price divided by FX Rate) minus ([Current Price minus Haircut Percentage] divided by Current FX Rate)] times Notional Amount plus Accrued Floating Amount.

“Accrued Floating Amount” means the Floating Rate Payment accrued from (and including) the previous Floating Rate Period End Date to (but excluding) the date of calculation.

“Facility Exposure” means, as of any date of determination:

(a) the sum of the Market Related Amounts calculated for each RO included in the Portfolio as of such date of determination plus

(b) (i) 75% times (ii) the Present Value Facility Fee as of such date of determination plus

(c) the greater of (x) zero and (y) (A) 25.5% times the Present Value Facility Fee as of such date of determination minus (B) the aggregate of the RO Haircut Amounts as of such date of determination for each RO included in the Portfolio as of such date.

“RO Haircut Amount” means for each RO and on any date of determination, the product of (A) the Notional Amount of such RO times (B) the Haircut Percentage for such RO divided by (C) the Current FX Rate for such RO.

“Current Price” means the bid side market value of the RO (expressed as a percentage of principal balance) as determined by the Calculation Agent in its sole and absolute discretion. The parties are entitled to assume that there has been no change in the Current Price, and rely on the preceding notification, until such time as a new Current Price is notified to the parties by the Calculation Agent.

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If the Facility Exposure is a positive number, then such amount shall be deemed to be a positive Settlement Amount for the purposes of determining GSI’s Exposure in respect of the Transactions and a negative Settlement Amount for the purposes of determining Counterparty’s Exposure in respect of the Transactions.

If the Facility Exposure is a negative number, then the absolute value of such amount shall be deemed to be a negative Settlement Amount for purposes of determining GSI’s Exposure in respect of the Transactions and positive Settlement Amount for the purposes of determining Counterparty’s Exposure in respect of the Transactions; provided, however, that in the event that the Facility Exposure is a negative amount the absolute value of which exceeds the Available Maximum Aggregate Notional Amount, then the foregoing provisions of this paragraph shall not apply and the Available Maximum Aggregate Notional Amount shall be deemed to be a negative Settlement Amount for purposes of determining GSI’s Exposure in respect of all of the ROs in the Portfolio and positive Settlement Amount for the purposes of determining Counterparty’s Exposure in respect of all of the ROs in the Portfolio.

“Available Maximum Aggregate Notional Amount” means, on any date, the greater of (i) zero and (ii) the Maximum Aggregate Notional Amount minus the Aggregate Notional Amount, with such amount being zero in the event that the amounts in clauses (i) and (ii) are equal.

Notwithstanding the provisions of the Credit Support Annex, on any date on which the aggregate of the RO Haircut Amounts does not exceed the Minimum Transfer Amount applicable to Delivery Amounts by Counterparty under the Credit Support Annex, the Minimum Transfer Amount applicable to Delivery Amounts by Counterparty shall be zero.

In the event that GSI receives written notice from Counterparty that Counterparty, acting in a commercially reasonable manner, disputes the Current Price as determined above (a “Dispute Notice”), (i) the Current Price on the relevant date shall be the Current Price determined by the Calculation Agent; and (ii) Counterparty shall be entitled to obtain an Independent Price on the Business Day following the date on which Counterparty satisfies its obligation to Transfer Eligible Credit Support pursuant to Paragraph 3(a) of the Credit Support Annex.

If Counterparty obtains an Independent Price on the Business Day following the date on which it satisfies its obligation pursuant to Paragraph 3(a) of the Credit Support Annex, the Current Price on such Business Day shall be the Independent Price so obtained, provided, however, that if GSI reasonably believes, acting in good faith and in a commercially reasonable manner, that such Independent Price does not reflect the market value of the RO, GSI shall notify Counterparty and (i) the Current Price on the relevant date shall be the Current Price determined by the Calculation Agent; and (ii) Counterparty shall on the next Business Day obtain a firm bid for the Notional Amount from at least one Independent Dealer (an “Independent Bid”) and the Current Price on such Business Day shall be such Independent Bid (subject to any Bid Disqualification Condition).

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If Counterparty does not obtain an Independent Price on the next Business Day following a Dispute Notice, or does not obtain an Independent Bid after receiving notice from GSI that it does not believe that such Independent Price reflects the market value of the RO, the Current Price on such Business Day shall be the market bid price of the RO as determined by the Calculation Agent as of the date of such calculation.

Independent Price

The Independent Price shall be on any date of determination the average of the market bid prices, including accrued interest, relating to a principal amount of the RO equal to the Notional Amount provided by at least two Independent Dealers nominated by Counterparty; provided that if at least two bids are not available, then only one bid may be used, and if no bids are available, then the Current Price on such Business Day shall be the market bid price of the RO as determined by the Calculation Agent as of the date of such calculation.

“Independent Dealers” means Bank of America Merrill Lynch, The Bank of New York Mellon, Barclays Capital, BNP Paribas, Citigroup, Credit Suisse, Deutsche Bank, JPMorgan, Morgan Stanley, Royal Bank of Scotland, UBS AG, Wells Fargo, the lead arrangers or underwriters in respect of the RO, any Affiliate or successor of any of the foregoing and any other unaffiliated third party designated by Counterparty and agreed to by GSI.

Payments on Early Termination

Notwithstanding anything to the contrary in the Master Agreement, upon the occurrence of an Early Termination Date in respect of any Transaction hereunder, then the Loss of each of the parties in respect of such Transaction shall be determined for such Transaction as equal to the Market Related Amount in relation thereto; where if the Market Related Amount is a negative number, then the absolute value of such amount shall be deemed to be a positive Loss of Counterparty and a negative Loss of GSI in respect of the relevant Transaction and if the Market Related Amount is a positive number, then such amount shall be deemed to be a negative Loss of Counterparty and a positive Loss of GSI in respect of the relevant Transaction; provided, however, that for purposes of determination of Loss (i) the reference in the definition of Market Related Amount to “Current Price” shall be deemed to be a reference to “Final Price,” (ii) the second Business Day following the Early Termination Date shall be treated as the Termination Payment Date solely for purposes of the definition of “Final Price” and (iii) for the avoidance of doubt, the provisions set forth under “Collateral” (other than the definitions of Market Related Amount and Accrued Floating Amount) shall not apply.

In addition to the payments set out above,

(A) GSI shall pay to Counterparty an amount in USD equal to the Haircut Termination Amount with respect to any terminated Transaction calculated as though the Early Termination Date were the Transaction Termination Date for such Transaction, provided that, unless either GSI or Counterparty makes a different election pursuant to the Netting Agreement of even date herewith among GSI, Counterparty, each of GSI’s and Counterparty’s Credit Support Providers and certain other parties thereto, any Aggregate Haircut Termination Amount otherwise payable to Counterparty on the Early Termination Date shall be subject to reduction and setoff for any amounts due and unpaid by Counterparty hereunder or by CIT Canada under the CIT Canada Facility

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(whether in respect of an Early Termination Date thereunder (and as defined therein) or otherwise), and any amounts so reduced or setoff shall be applied first to all payment obligations of Counterparty hereunder other than any obligation to pay the Unpaid Fee Notional Amount; second, to the extent such is payable by Counterparty, to such obligation of Counterparty to pay the Unpaid Fee Notional Amount; third to all payment obligations of CIT Canada under the CIT Canada Facility other than any obligation to pay the Unpaid Fee Notional Amount thereunder (and as defined therein); and fourth to the extent such is payable by CIT Canada, thereafter to such obligation of CIT Canada to pay the Unpaid Fee Notional Amount under (and as defined in) the CIT Canada Facility; and

(B) so long as GSI is not the Defaulting Party or the sole Affected Party, upon the occurrence of an Early Termination Date in respect of all Transactions hereunder, an amount equal to the Unpaid Fee Notional Amount as of such Early Termination Date shall be deemed to be an additional positive Loss of GSI payable to GSI on such Early Termination Date. The parties agree that the Unpaid Fee Notional Amount represents a reasonable pre-estimate of GSI’s loss resulting from the occurrence of an Early Termination Date under the Facility and not a penalty.

“Accrued Facility Fee” shall mean, as of any date of determination, any accrued but unpaid Facility Fee as at that date.

“Unpaid Fee Notional Amount” means in relation to any Early Termination Date the aggregate of (i) the Accrued Facility Fee, and (ii) the Present Value Facility Fee as of such Early Termination Date.

“Present Value Facility Fee” shall mean, as of any date of determination, the present value (as determined by the Calculation Agent) of the Facility Fee which would accrue from (and including) that date to (and including) the date falling 20 years after the CIT Canada Facility Commencement Date, assuming no Optional Termination Date were to occur and discounting each scheduled Facility Fee amount from the relevant scheduled Facility Fee Payment Date based on the value of “USD-ISDA-Swap Rate” for a maturity equal to the period of time from the date of determination to such scheduled Facility Fee Payment Date, as determined by the Calculation Agent.

RO Conversion	If the RO or any portion thereof is irreversibly converted or exchanged into or for any securities, obligations or other assets or property that is not cash (“Exchange Consideration”), or any payment on the RO is paid in the form of any Exchange Consideration, thereafter such Exchange Consideration will constitute the RO or portion thereof and the Calculation Agent shall in good faith adjust the terms of the related Transaction as the Calculation Agent determines appropriate to preserve the theoretical value of such Transaction to the parties immediately prior to such exchange or, if such exchange results in a change in value, the proportionate post-exchange value, and determine the effective date of such adjustments; provided, however, that if the Calculation Agent shall determine in good faith that it is not possible to make such revisions, a Removal Date shall be deemed to occur in relation to such RO and the Transaction related to such RO shall be terminated.
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Indemnity Letter Cross Default	For the avoidance of doubt, any failure of Counterparty or any other party having obligations under an Indemnity Letter (other than GSI) to comply with its obligations thereunder shall constitute a Potential Event of Default and, if not cured within the time period specified in Section 5(a)(ii) of the Master Agreement, shall constitute an Event of Default under such Section of the Master Agreement, with Counterparty as the Defaulting Party.
TRS Conflicting Indebtedness	It shall constitute an Event of Default under Section 5(a)(ii) of the Master Agreement, with Counterparty as the Defaulting Party, and without provision for cure, if the documentation in relation to the Series A Notes contemplated by the Exchange Offer and Plan of Reorganization (as defined in the CIT Canada Facility) or any other secured indebtedness of Counterparty, CIT Group Inc. or any Credit Support Provider of Counterparty from time to time contains any representation, warranty, affirmative or negative covenant, obligation or event of default (in each case including, without limitation, relating to restrictions on liens or indebtedness) applicable to Counterparty, CIT Group Inc. or any Credit Support Provider of Counterparty that both (i) would be violated or breached by the incurrence of or performance by Counterparty, CIT Group Inc. or any Credit Support Provider of Counterparty of its obligations under the Master Agreement, the Facility or the CIT Canada Facility or would conflict with the liens granted to GSI under the Facility or the CIT Canada Facility but for a TRS Lien Exception (as defined in the CIT Canada Facility) and (ii) fails to provide for a TRS Lien Exception.
Rating Agency Reports	With respect to each Counterparty Originated Asset, the servicer that is a party to the Indemnity Letter has agreed under the Indemnity Letter (and with respect to each other RO, Counterparty agrees) (a) to be responsible for and shall pay or arrange for payment of the annual fees of Moody’s and S&P and other costs of maintaining the rating of each RO as a monitored rating during the term of the Facility and (b) to deliver to GSI promptly from time to time any S&P, Moody’s and Fitch reports regarding any ROs that are available to holders of the RO or to Counterparty or its Affiliates in any capacity as originator, servicer, administrator, manager or otherwise in connection with any Reference Entity or RO (“Rating Agency Reports”).
Special Reference Obligation Termination Events

In the event that

(i) the Reference Entity or any of its Affiliates or, in the case of a Counterparty Originated Asset, any of the Reference Entity, Counterparty or either of their Affiliates fails to comply with any of the covenants or operating procedures assumed or specified to be performed by such parties in the applicable True Sale and Nonconsolidation Opinion as a premise for such opinion, and such failure is not cured within the cure period applicable to a Potential Event of Default under Section 5(a)(ii) of the Master Agreement;

(ii) a change in law (including application or interpretation of existing law) results in the applicable True Sale and Nonconsolidation Opinion becoming invalid under current law as reasonably demonstrated by GSI, and an updated True Sale and Nonconsolidation Opinion taking account of such change in law and otherwise satisfactory to GSI is not delivered to GSI within 30 days of GSI’s request therefor;

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(iii) a change in law (including application or interpretation of existing law) would render a Transaction under the Facility no longer to be subject to termination, netting and closeout without restriction from any automatic stay or similar restriction in an insolvency proceeding under Dutch, English or U.S. law, as reasonably demonstrated by GSI;

(iv) the rating of the RO ceases to be a monitored rating subject to periodic update by the relevant agency;

(v) payments of interest in relation to the RO become subject to withholding tax under applicable law (unless fully compensated under a customary gross-up provision); or

(vi) a Qualifying [*]-Rated RO ceases to satisfy clause (ii) of the definition thereof, unless such RO would be eligible to be included in one of the categories identified in clause (xv) a., b. or d. of the definition of Eligible RO and adding such RO to such category would not cause the Portfolio to violate any of the limits set forth in such clause (xv) a., b. or d., then GSI may designate a Removal Date in respect of the relevant RO or Transaction.

Additional Facility Termination Events

It shall be an Additional Termination Event, with Counterparty as the sole Affected Party and all Transactions documented hereby as Affected Transactions, if:

(A) Counterparty breaches any of the covenants set forth in Section 4(f) of the Agreement as added by Part 5(h) of the Schedule (the “SPV Covenants”) and such breach continues for a period of more than 15 consecutive Business Days after notice to Counterparty;

(B) Counterparty fails to hold Counterparty Capital equal to the Required Capital Amount (x) for a period of more than 30 consecutive days or (y) for more than 90 days in any calendar year; or

(C) Counterparty fails to deliver to GSI, upon 15 Business Days’ prior written request, a statement in which Counterparty (x) certifies that it is in compliance in all material respects with the SPV Covenants and (y) provides the total amount of Counterparty Capital that it currently holds.

“Counterparty Capital” shall mean the book value (as reasonably determined in good faith by Counterparty in accordance with generally accepted accounting principles adopted in the Netherlands) of the total assets shown on the accounting books and records of Counterparty less (i) the book value of any receivables due from GSI to Counterparty and (ii) restricted cash pledged by Counterparty to GSI.

*	Confidential treatment has been requested and the redacted material has been filed separately with the Securities and Exchange Commission
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“Required Capital Amount” shall mean the product of (x) 10.0% and (y) as of any date of determination, the sum of (i) the Aggregate Notional Amount and (ii) the Present Value Facility Fee.
GSI Payment Netting

Notwithstanding anything to the contrary herein, on any date elected at the sole discretion of GSI on which a net payment (a “GSI Net Payment”) is due from GSI to Counterparty (a “GSI Net Payment Election Date”):

(i) if the calculation of Facility Exposure by the Calculation Agent would, after taking into account all relevant Adjustment Considerations (if any), result in a Delivery Amount or Return Amount becoming due to GSI by Counterparty under the Credit Support Annex, then GSI shall treat Counterparty as having Transferred to GSI on such date Eligible Credit Support or Posted Credit Support in the form of Cash with a Value equal to the lesser of (I) such GSI Net Payment and (II) such Delivery Amount or Return Amount;

(ii) if a Delivery Amount or a Return Amount is due to GSI by CIT Canada under the CIT Canada Facility, then GSI shall treat Counterparty as having Transferred to GSI on behalf of CIT Canada under the CIT Canada Facility on such date Eligible Credit Support or Posted Credit Support in the form of Cash with a Value equal to the lesser of (I) such GSI Net Payment minus any amount deemed Transferred to GSI by Counterparty under paragraph (i) above and (II) such Delivery Amount or Return Amount under the CIT Canada Facility;

(iii) if a payment is due to GSI by CIT Canada under the CIT Canada Facility, then GSI shall treat Counterparty as having paid to GSI on behalf of CIT Canada on such date an amount equal to the lesser of (I) such GSI Net Payment minus the sum of any amounts deemed Transferred to GSI by Counterparty for its own account or on behalf of CIT Canada under paragraph (i) or (ii) above and (II) such payment; and

(iv) GSI shall pay to Counterparty, in lieu and in complete satisfaction of such GSI Net Payment (but subject and without prejudice to any obligation GSI may have to return to Counterparty or CIT Canada any Eligible Credit Support or Posted Credit Support deemed transferred to GSI under paragraph (i) or (ii) above), a payment in an amount equal to the excess of (I) such GSI Net Payment over (II) the sum of any amounts (x) deemed Transferred by Counterparty for its own account or on behalf of CIT Canada under paragraph (i) or (ii) above or (y) deemed paid to GSI on behalf of CIT Canada under paragraph (iii) above.

On each GSI Net Payment Election Date, GSI shall provide notice (I) to Counterparty of the adjustment made to the relevant GSI Net Payment pursuant to paragraphs (i), (ii) and (iii) above and (II) if such adjustment has been made pursuant to paragraph (ii) or (iii) above, to CIT Canada of the amount deemed Transferred or paid to GSI pursuant thereto.

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For the purposes hereof, if GSI owes any amount in a Specified Currency, such amount shall be converted into USD by GSI in a commercially reasonable manner at the spot rate of exchange between such Specified Currency and USD as of the date of such conversion.

“Adjustment Considerations” means, with respect to any date, (i) the RO Haircut Amount(s) after giving effect to the relevant Actual Principal Repayment for each RO for which a Principal Payment Date is occurring on such date, (ii) the RO Haircut Amount(s) after giving effect to the relevant Terminated Notional Amount for each RO for which a Termination Payment Date is occurring on such date and (iii) the RO Haircut Amount and Market Related Amount for each RO for which a Re-Striking is occurring on such date (if any).

Governing Law	This Confirmation and each Transaction documented hereby and all non-contractual obligations arising out of or in connection therewith will be governed by, and construed and enforced in accordance with, English law.
13. Payment Details
Payments to GSI	In accordance with GSI’s written instructions as set forth below or as otherwise delivered to Counterparty.
GSI Payment Details	Name of Bank: Citibank, N.A. New York Account No.: 4061 6408 Fed. ABA No.: 021000089
GSI Inquiries and Notices

Goldman Sachs International

Attention: Credit Derivatives Middle Office

Tel: 1 212 357 0167

Fax: 1 212 428 9189

With a copy to:

Email: gs-sctabs-reporting@ny.email.gs.com

Fax: +1 212 428 3697

All correspondence shall include the GS Reference Number: SDB1671560888X.

Payments to Counterparty

In accordance with Counterparty’s written instructions as set forth below or as otherwise delivered to GSI.  GSI shall make no payments without having received (i) such written instructions and (ii) a fully executed facsimile copy of this Confirmation or other written acceptance of the terms hereof.

Counterparty Payment Details	In accordance with Counterparty’s written instructions as delivered to GSI.

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14. Additional Acknowledgement and Agreements:

(a) Counterparty hereby represents to and acknowledges and agrees with GSI that:

(i) (w) without limitation of Section 9.1 of the Credit Derivatives Definitions, neither GSI nor any of its Affiliates shall be under any obligation to hedge any Transaction or to own or hold any RO or any securities of any Reference Entity or its Affiliates, directly or indirectly, as a result of any Transaction, and GSI and its Affiliates may establish, maintain, modify, terminate or re-establish any hedge position or any methodology for hedging at any time without regard to Counterparty;

(x) Counterparty is not relying on any representation, warranty or statement by GSI or any of its Affiliates as to whether, at what times, in what manner or by what method GSI or any of its Affiliates may engage in any hedging activities;

(y) if GSI does hedge any Transaction or GSI or any hedge counterparty does own or hold any RO, directly or indirectly, as a result of any Transaction, GSI and its Affiliates and any such hedge counterparty may act with respect to such RO and any other securities of the related Reference Entity or its Affiliates in the same manner as if the Transaction did not exist and may originate, purchase, sell, hold or trade, and may exercise or fail to exercise voting, consensual, amendment or remedial rights in respect of such RO or other obligations, securities or financial instruments of, issued by or linked to such Reference Entity or its Affiliates in their sole and absolute discretion, regardless of whether any such action might have an adverse effect on such Reference Entity, the value of such RO or the position of Counterparty with respect to such Transaction or otherwise; and

(z) it has consulted with its own tax advisors to the extent that it has deemed necessary, and it has made its own decisions regarding entering into the Facility and each Transaction based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by GSI or any of its Affiliates or agents.

(ii) The Facility comprises a series of derivative Transactions and no such Transaction is intended by the parties to be a loan, nor is GSI required to provide a bid at any time in relation to any RO; and

(iii) The fair value of the assets of Counterparty will exceed the debt and liabilities, subordinated, contingent and otherwise of Counterparty and Counterparty will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(b) each party acknowledges and agrees that:

(i) (A) The Master Agreement and each Transaction entered into under this Confirmation is a “swap agreement” and/or a “securities contract” within the meaning given to such term under Section 101(53B) of the Bankruptcy Code; and (B) it is a “swap participant” within the meaning given to such term under Section 101(53C) of the Bankruptcy Code;

(ii) Unless identified as an underwriter, arranger or other participant in an offering document relating to an RO, GSI and its Affiliates have played no role in structuring or arranging for the issuance of any RO or in negotiating or establishing the terms of such RO. Whether or not GSI or its Affiliates are identified as an underwriter, arranger or other participant in an offering document relating to an RO, any and all information that may be provided by GSI to Counterparty hereunder with respect to any RO is not being furnished by GSI in the capacity of an underwriter or dealer of the RO in connection with any Transaction and GSI accepts no responsibility or liability therefor;

(iii) The contents of this Confirmation and the other agreements relating to the Facility are confidential and shall not be disclosed to any third party, and neither party shall make any public announcement relating to the Facility without the consent of the other party; except that disclosure of this Confirmation and the terms of the Facility is permitted (A) where required or appropriate in response to any summons, subpoena, or otherwise in connection with any litigation or regulatory inquiry or to comply with any applicable law, order, regulation, ruling, or disclosure requirement, including without limitation, any requirement of any regulatory body or stock exchange where the

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shares of such disclosing party or any affiliate thereof are listed, as determined by the disclosing party in good faith following consultation with the other party hereto, (B) to officers, directors, employees, attorneys and advisors of the parties or their affiliates who are subject to a duty of confidentiality to the disclosing party or such affiliate, (C) to rating agencies and (D) where the information has otherwise become public (other than as a result of a breach of this subparagraph (b)(iii)). Notwithstanding the foregoing or any other provision in this Confirmation or any other document, GSI and Counterparty (and each employee, representative, or other agent of GSI or Counterparty) may each disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such U.S. tax treatment and U.S. tax structure (as those terms are used in Treasury Regulations under Sections 6011, 6111 and 6112 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)), other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws. Notwithstanding the foregoing and without prejudice to clause (iii)(A) above, Counterparty agrees (A) to arrange for CIT Group Inc. reasonably promptly to make disclosure of the terms of this Confirmation and the Facility in a filing on Form 8-K pursuant to the reporting provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as otherwise required under the provisions of the Exchange Act, (B) to afford GSI a reasonable opportunity to review the form of such disclosure in advance, consistent with the performance by CIT Group Inc. of its obligations referred to in clause (A), and (C) to cooperate in good faith with any reasonable request by GSI to seek confidential treatment from the U.S. Securities and Exchange Commission for specific provisions of this Confirmation, provided however, that GSI shall pay all reasonable fees (including reasonable legal fees) incurred in connection with such agreement and such request; and

(iv) as of the Facility Commencement Date and so long as either party has or may have any obligation under any Transaction, it is not and will not be an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), subject to Title I of ERISA, a “plan” (as defined in Section 4975(e) of the Code), subject to Section 4975 of the Code or an entity whose underlying assets include the assets of any such plan by reason of 29 CFR 2510.3-101, Section 3(42) of ERISA or otherwise.

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15. Agreement as to Confirmation:

Counterparty hereby agrees (a) to check this Confirmation (Reference No SDB1671560888X) carefully and promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between GSI and Counterparty with respect to the Transactions to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and promptly returning an executed copy to Swap Administration, Goldman Sachs International, facsimile No +1 212 428 9189.

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Goldman Sachs International | Peterborough Court | 133 Fleet Street | London EC4A 2BB | Tel 0207 774 1000
Registered in England no. 226395. Registered Office as above. Authorised and regulated by the Financial Services Authority

Page 34 of []

GSI is very pleased to have executed this Transaction (Reference No. SDB1671560888X) with Counterparty.

Very truly yours,
GOLDMAN SACHS INTERNATIONAL
By:	____________________ Name: Title:

Agreed To And Accepted By:

CIT TRS FUNDING B.V.

By:	____________________________ Name: Title:

Annex A

Transaction Number	Effective Date	Reference Obligation	Reference Entity	Guarantor or credit support provider	Insurer, if any	CUSIP/ ISIN	Specified Currency	Initial FX Rate	Initial Notional Amount	Offered Price (including accrued interest)	Initial Price	Floating Rate Period End Dates	Reference Obligation Coupon	Credit Ratings (as of RO’s Effective Date)	Transaction Termination Date	Initial Haircut Percentage	Par Amount at Issuance

Exhibit 99.1

Elections and Variables

to the ISDA Credit Support Annex
(Bilateral Form – Transfer; Subject to English Law)

dated as of October 26, 2011

between

GOLDMAN SACHS INTERNATIONAL	and	CIT TRS FUNDING B.V.
(“GSI”)		(“COUNTERPARTY”)

Paragraph 11. Elections and Variables

(a)	Base Currency and Eligible Currency.
(i)	“Base Currency” means United States Dollars (“USD”).
(ii)	“Eligible Currency” means the Base Currency and any other currency from time to time acceptable to the Transferee for the purposes of this Annex.
(b)	Credit Support Obligations.
(i)	Delivery Amount, Return Amount and Credit Support Amount.
(A)	“Delivery Amount” has the meaning specified in Paragraph 2(a).
(B)	“Return Amount” has the meaning specified in Paragraph 2(b).
(C)	“Credit Support Amount” has the meaning specified in Paragraph 10.
(ii)	Eligible Credit Support. The following items will qualify as “Eligible Credit Support” for the party specified:
		GSI	Counterparty	Valuation Percentage
(A)	cash in Eligible Currency	Yes	Yes	100%
(B)	negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of not more than one year.	Yes	Yes	99.5%
(C)	negotiable debt obligations issued by the U.S. Treasury Department, having a remaining maturity of more than one year but not more than 5 years.	Yes	Yes	98%

(D)	negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of more than 5 years but not more than 10 years.	Yes	Yes	95%
(E)	negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of more than more than 10 years.	Yes	Yes	95%

(iii)	Thresholds.
(A)	“Independent Amount” means with respect to GSI: Not Applicable
“Independent Amount” means with respect to Counterparty: (1) If an amount is specified with respect to a Transaction in the applicable Confirmation, such amount and (2) with respect to any other Transactions, zero.
(B)	“Threshold” means with respect to GSI: Zero
“Threshold” means with respect to Counterparty: Zero
(C)	“Minimum Transfer Amount” means with respect to GSI: $3,000,000
“Minimum Transfer Amount” means with respect to Counterparty: $3,000,000
(D)	Rounding. The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest integral multiple of $10,000.00, respectively.
(c)	Valuation and Timing.
(i)	“Valuation Agent” means GSI.
(ii)	“Valuation Date” means each and every Local Business Day commencing on the first such date following the date hereof.
(iii)	“Valuation Time” means the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.
(iv)	“Notification Time” means 11:00 am New York City time, on a Local Business Day.
(d)	Exchange Date.
(i)	“Exchange Date” has the meaning specified in Paragraph 3(c)(ii).
(ii)	“No Requirement for Consent to Substitution.” The Transferee is not required to obtain the Transferor’s consent for any exchange pursuant to Paragraph 3(c)(ii).

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(e)	Dispute Resolution. The provisions of Paragraph 4 will not apply. The phrase “and subject to Paragraph 4” shall be deemed deleted from the definitions of “Value” and “Exposure”; and other references to Paragraph 4 shall be disregarded.
(f)	Distributions and Interest Amount.
(i)	Interest Rate. The “Interest Rate”, with respect to the Base Currency, for any day, will be the rate opposite the caption “Federal funds (effective)” for such day as published by the Federal Reserve Publication H.15 (519) or any successor publication as published by the Board of Governors of the Federal Reserve System.
(ii)	Transfer of Interest Amount. The “Transfer of Interest Amount” will be made within 3 Local Business Days after the last Local Business Day of each calendar month.
(iii)	Alternative to Interest Amount. The provisions of Paragraph 5(c)(ii) will apply.
(iv)	Paragraph 10 is hereby amended by replacing the definition of “Interest Period” with the following:
“‘Interest Period’ means the period from (and including) the first day of each calendar month to (and including) the last day of each calendar month.”
(g)	Addresses for Transfers.
GSI: To be specified by GSI in writing.
Counterparty: To be specified by Counterparty in writing.
(h)	Other Provisions.
(i)	The definitions and provisions contained in the Collateral Asset Definitions First Edition - 2003 (the “Collateral Asset Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Annex. In the event of any inconsistency between any of the following, the first listed shall prevail (i) this Annex, (ii) the Agreement and (iii) the Collateral Asset Definitions.
(ii)	Transfer Timing. With respect to any transfer of Eligible Credit Support demanded under Paragraph 2(a), the final sentence of Paragraph 3 shall be modified to read as follows:
“Unless otherwise specified, if a demand for the transfer of Eligible Credit Support or Equivalent Credit Support is made by the Notification Time, then the relevant transfer will be made not later than 2:00 p.m., New York time, on the next Local Business Day; if a demand is made after the Notification Time, then the relevant transfer will be made not later than 2:00 p.m., New York time, on the second Local Business Day thereafter.”
For the avoidance of doubt, (1) if a party makes a demand for transfer pursuant to Paragraph 3 by the Notification Time on a Local Business Day, a Credit Support Default under Section 5(a)(iii) of the Agreement will occur on the next Local Business Day if the relevant transfer is not made by 2:00 p.m., New York time, on that Local Business Day and (2) no grace period shall apply under Paragraph 3.

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(iii)	All references to “Local Business Day” in this Annex shall mean a day on which commercial banks are open for business in New York, London and Amsterdam.
(iv)	Notwithstanding Paragraph 10 of this Annex, the Exposure shall be determined as the sum of (1) for each Transaction, the amount determined in accordance with the collateral provisions in the Confirmation for such Transaction and (2) for each Transaction with respect to which the applicable Confirmation contains no such provision, the amount that would be determined as the Exposure for such Transaction in accordance with Paragraph 10 of this Annex.
(v)	With respect to any Transaction for which the Confirmation defines an “Effective Date,” “Offered Price,” “RO,” “Bid Failure Event” and “Market Related Amount,” if an Effective Date and Bid Failure Event occurs and the Offered Price is zero, immediately upon the Effective Date, Counterparty shall, after giving the applicable notice described in this Annex, be entitled to receive the Market Related Amount in cash from GSI with respect to the related RO on the Effective Date under the terms hereof.
(vi)	Notwithstanding Paragraph 8, the Transferor will be responsible for, and will reimburse the Transferee for, all transfer and other taxes and other costs involved in the transfer of Eligible Credit Support either from the Transferor to the Transferee or from the Transferee to the Transferor pursuant to Paragraph 3(c).
(vii)	The rights, powers and remedies of the Transferee under this Annex are in addition to all rights, powers and remedies given to the Transferee by the Agreement or by virtue of any statute or rule of law, all of which rights, powers and remedies will be cumulative and may be exercised successively or concurrently without impairing the rights of the Transferee in the Credit Support Balance created pursuant to this Annex.
(viii)	Paragraph 10 (“Definitions”) of the Credit Support Annex to the Master Agreement shall be amended as follows:
"Transferee" means, in relation to each Valuation Date, (i) GSI where the Exposure of GSI plus all Independent Amounts applicable to Counterparty, if any, minus all Independent Amounts applicable to GSI, if any, is a number greater than zero; or (ii) Counterparty if such number is less than zero, and, in relation to a Credit Support Balance, the party which, subject to this Annex, owes such Credit Support Balance or, as the case may be, the Value of such Credit Support Balance to the other party".
(ix)	When no amounts are or may become payable by the Transferor with respect to any obligations under the Agreement (except for any potential liability under Section 2(d) of the Agreement), the Transferee will transfer, upon request, to the Transferor Equivalent Credit Support having a Value as close as practicable to the Credit Support Balance with respect to the Transferor and the Interest Amount, if any. For this purpose, the Valuation Percentage for any item of the Credit Support Balance shall be 100%.
(x)	Where full title or ownership of money passes to GSI under a financial collateral arrangement, such as that created by the transfer of title provisions in this Annex, for the purposes of securing or otherwise covering present, future, actual or contingent or prospective obligations of Counterparty, such money will not be Client Money within the meaning given to that term in the FSA Handbook. The effect of this is that such money
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will not be segregated from the money of GSI and will be used by GSI in the course of its business and Counterparty will rank as a general creditor of GSI.
(xi)	All demands, specifications and notices made by a party to this Annex will be made to the following:
GSI:	Cross-Product Collateral Management Goldman Sachs International Peterborough Court 133 Fleet Street London EC4A 2BB Telephone No. 44 20 7774-2842 Fax: +44 20 7774-2816 Email: cpcm@gs.com

Counterparty:	CIT TRS Funding B.V. Claude Debussylaan 24 1082 MD Amsterdam The Netherlands Attn: Jeroen Van Dijk Telephone: +31 (20) 5222 555 Facsimile: +31 (20) 5222 500

or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this subparagraph) to the other party;

IN WITNESS WHEREOF the parties have executed this Annex on the respective dates specified below with effect from the date specified on the first page of this document.

GOLDMAN SACHS INTERNATIONAL	CIT TRS FUNDING B.V.

By: ____________________________________	By: __________________________________
Name: Title: Date: October 26, 2011	Name: Title: Date: October 26, 2011

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Exhibit 99.1

SCHEDULE
to the
ISDA MASTER AGREEMENT
dated as of
October 26, 2011

between

GOLDMAN SACHS INTERNATIONAL,
a company organized under the law of England and Wales
(“GSI”),

and

CIT TRS FUNDING B.V.,
a B.V. organized under the law of the Netherlands
(“Counterparty”).

Part 1. Termination Provisions

(a)	“Specified Entity” means (1) in relation to GSI and Counterparty for the purpose of Section 5(a)(vi), 5(a)(vii) and 5(b)(iv), none and (2) for the purpose of Section 5(a)(v):
(i)	in relation to GSI, Goldman, Sachs & Co., Goldman Sachs Bank USA, J. Aron & Company, Goldman Sachs Japan Co., Ltd., Goldman Sachs International Bank, Goldman Sachs (Asia) Finance, Goldman Sachs Financial Markets, L.P., Goldman Sachs Paris Inc. et Cie, Goldman Sachs Mitsui Marine Derivative Products, L.P., Goldman, Sachs & Co. oHG and J. Aron & Company (Singapore) Pte.; and
(ii)	in relation to Counterparty, each Affiliate of Counterparty and each Affiliate of its Credit Support Provider.
(b)	“Specified Transaction”. The term “Specified Transaction” in Section 14 of the Agreement is amended in its entirety as follows:

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, commodity spot transaction, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, weather swap, weather derivative, weather option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) that is currently, or in the future becomes, recurrently entered into on the financial markets (including terms and conditions incorporated by reference in such agreement) and that is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, or economic indices or measures of economic risk or value, (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this agreement or the relevant confirmation.”

(c)	The “Cross Default” provisions of Section 5(a)(vi) will apply to GSI and will apply to Counterparty, provided that (i) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi); and (ii) the following language shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”

“Specified Indebtedness” will have the meaning specified in Section 14 of the Agreement.

“Threshold Amount” means (A) for GSI, the lower of (i) US$100,000,000 and (ii) 3% of Goldman Group’s shareholders’ equity (or, in each case, its equivalent in another currency) and (B) for Counterparty, the lower of (i) US$100,000,000 and (ii) 3% of CIT Group Inc.’s shareholders’ equity (or, in each case, its equivalent in another currency).

(d)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will apply to GSI and will apply to Counterparty. For purposes of Section 5(b)(iv) of this Agreement, the term, “materially weaker”, shall mean (i) with respect to GSI’s Credit Support Provider hereunder (A) the senior unsecured and otherwise unsupported long-term obligations of the resulting, surviving or transferee entity are rated by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) or Moody’s Investors Service (“Moody’s”) below investment grade (investment grade being at least “BBB-” for S&P and at least “Baa3” for Moody’s) or (B) any outstanding long-term unsecured and otherwise unsupported debt or other obligations of the resulting, surviving or transferee entity are not rated by S&P or Moody’s; and (ii) with respect to Counterparty’s Credit Support Providers, (x) if either of such Credit Support Providers, immediately prior to the occurrence thereof with respect to it, was rated by S&P and/or Moody’s at least investment grade (investment grade being at least “BBB-” for S&P and at least “Baa3” for Moody’s), S&P and/or Moody’s either (1) rates the senior unsecured and otherwise unsupported long-term obligations of the resulting, surviving or transferee entity of such rated Credit Support Provider of Counterparty immediately after the occurrence thereof below investment grade or (2) ceases to, or does not, rate the resulting, surviving or transferee entity of such Credit Support Provider immediately after the occurrence thereof, (y) if either of such Credit Support Providers, immediately prior to the occurrence thereof with respect to it, was rated by S&P and/or Moody’s below investment grade (investment grade being at least “BBB-” for S&P and at least “Baa3” for Moody’s), S&P and/or Moody’s either (1) rates the senior unsecured and otherwise unsupported long-term obligations of the resulting, surviving or transferee entity of such rated Credit Support Provider of Counterparty immediately after the occurrence thereof lower than that of the senior unsecured and otherwise unsupported long-term obligations of such Credit Support Provider immediately prior to the occurrence thereof or (2) ceases to, or does not, rate the resulting, surviving or transferee entity of such Credit Support Provider immediately after the occurrence thereof, or (z) if neither such Credit Support Provider, immediately prior to the occurrence thereof
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with respect to it, was rated by S&P and/or Moody’s, the creditworthiness of the resulting, surviving or transferee entity of such Credit Support Provider is materially weaker than that of such Credit Support Provider immediately prior to the occurrence thereof, as determined in a commercially reasonable manner by GSI.
(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to GSI and will not apply to Counterparty.
(f)	Payments on Early Termination. For the purpose of Section 6(e):
(i)	Loss will apply.
(ii)	The Second Method will apply.
(g)	“Termination Currency” means United States Dollars.
(h)	The parties agree to amend the following subsections of Section 5(a) as follows:
(i)	clause (i): in the third line of this clause, delete the word “third” and insert the word “first”;
(ii)	clause (ii): (1) in the fifth line of this clause, delete the word “thirtieth” and insert the word “fifth” and (2) at the end of this clause (immediately before the semicolon), add the words “; provided that if (I) such failure is not remedied on or before the fifth day after notice of such failure is given to the party, (II) such failure was not reasonably capable of being remedied on or before such fifth day and (III) the party demonstrates to the other party’s reasonable satisfaction that it has been diligently taking and continues to take steps to remedy such failure, then the time period to remedy such failure shall be extended to thirty days after notice of such failure is given to the party (or such earlier date on which the party fails to satisfy clause (III))”; and
(iii)	clause (v): delete clause (1) and (3) and the word “or” immediately preceding clause (3) and insert in its place the words “and (following expiration of the relevant notice requirement, grace period or period of three Local Business Days, as applicable) such default is not remedied on or before the second Local Business Day following a further notice given to the party hereunder identifying such default as a Potential Event of Default under this Agreement.”
(i)	Additional Events of Default and Termination Events. Any event that constitutes an Event of Default or Potential Event of Default (including, without limitation, any event that constitutes a Cross Default) under the ISDA Master Agreement, dated as of June 6, 2008 (including the Schedule and Credit Support Annex thereto and each Confirmation thereunder), each as amended or replaced from time to time, between GSI and CIT Financial Ltd. (“CIT Canada”) (such documents, collectively, the “CIT Canada Master Agreement”) shall constitute such an event under this Agreement. Any event that constitutes a Termination Event under the CIT Canada Master Agreement with respect to which all Transactions under the CIT Canada Master Agreement are Affected Transactions shall constitute a Termination Event under this Agreement with all Transactions as Affected Transactions. With respect to the events contemplated in this paragraph (x) if GSI is a Defaulting Party and/or Affected Party under the CIT Canada Master Agreement, GSI shall be deemed to be a Defaulting Party and/or Affected Party, as applicable, under this Agreement and (y) if CIT Canada is a Defaulting Party and/or Affected Party under the
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CIT Canada Master Agreement, Counterparty shall be deemed to be a Defaulting Party and/or Affected Party, as applicable, under this Agreement.
(j)	Additional Termination Event will not apply (subject to Part 1(i) above and any events specified in any Confirmation).
(k)	Early Termination. Notwithstanding anything to the contrary in Section 6(a) or Section 6(b), the parties agree that, except with respect to Transactions (if any) that are subject to Automatic Early Termination under Section 6(a), the Non-defaulting Party or the party that is not the Affected Party (in a case where a Termination Event under Section 5(b)(iv), or an Additional Termination Event for which there is a single Affected Party, has occurred) is not required to terminate the Transactions on a single day, but rather may terminate the Transactions over a commercially reasonable period of time (not to exceed ten days) (the “Early Termination Period”). The last day of the Early Termination Period shall be the Early Termination Date for purposes of Section 6; provided, however, that interest shall accrue on the Transactions terminated during the Early Termination Period prior to the Early Termination Date at the Non-default Rate.

Part 2. Tax Representations

(a)	Payer Tax Representations. For the purposes of Section 3(e), GSI and Counterparty make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations. For the purpose of Section 3(f), Counterparty represents that

(i)  it is properly treated as a disregarded entity wholly owned for U.S. federal income tax purposes by CIT Loan Corporation, a domestic corporation for U.S. federal income tax purposes;

(ii)  it is fully eligible for the benefits of the “Business Profits” or “Industrial and Commercial Profits” provision, as the case may be, the “Interest” provision or the “Other Income” provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction;

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For the purpose of Section 3(f), GSI represents that

(i)  it is a company organized under the laws of laws of England and it is a “non-U.S. branch of a foreign person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes;

(ii)  it is properly treated as a disregarded entity wholly owned for U.S. federal income tax purposes by Goldman Sachs Group Holdings (UK), a corporation for U.S. federal income tax purposes;

(iii)  It is fully eligible for the benefits of the “Business Profits” or “Industrial and Commercial Profits” provision, as the case may be, the “Interest” provision or the “Other Income” provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction (other than any permanent establishment arising solely as a result of GSI being treated as the owner of the ROs).

For this purpose

“Specified Treaty” means the Income Tax Treaty between the United Kingdom and the United States,

“Specified Jurisdiction” means the country in which the other party is resident or domiciled

Part 3. Agreement to Deliver Documents

(a)	For the purpose of Section 4(a)(i), Tax forms, documents, or certificates to be delivered are:

GSI shall provide Counterparty with a properly completed and executed copy of Internal Revenue Service Form W-8BEN claiming the benefits of the Income Tax Treaty between the United Kingdom and the United States on or before the first payment date under this Agreement and prior to the expiration of any previously provided form or on learning that any previously provided form is no longer accurate;

Counterparty shall provide GSI with a properly completed and executed copy of Internal Revenue Service Form W-9 on or before the first payment date under this Agreement and prior to the expiration of any previously provided form or on learning that any previously provided form is no longer accurate;

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(b)	For the purpose of Section 4(a)(ii), other documents to be delivered are:
Party required to deliver	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
GSI, GSI’s Credit Support Provider, Counterparty and Counterparty’s Credit Support Providers	Evidence of authority of signatories	Upon or promptly following execution of this Agreement	Yes
GSI and Counterparty	Any Credit Support Document specified in Part 4(f) herein	Upon execution of this Agreement	No
GSI and Counterparty

Most recent annual audited and quarterly consolidated financial statements of (1) CIT Group Inc. and (2) GSI’s Credit Support Provider.

Most recently available annual unaudited balance sheet and income statement of Counterparty.

		Promptly following reasonable demand by the other party	Yes

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Party required to deliver	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
GSI and Counterparty

An opinion of counsel of each of Counterparty and its Credit Support Providers confirming the enforceability of this Agreement, the Holdings Guaranty and the Barbados Guaranty.

An opinion of English counsel of Counterparty confirming the validity and due authorization and execution of this Agreement.

An opinion of Dutch counsel to Counterparty confirming due incorporation, due authorization, due execution, corporate power, no required consents, no conflicts with mandatory provisions of Dutch law (including Dutch public policy) or constituent documents, valid choice of law and valid choice of forum.

An opinion of external counsel to GSI confirming due authorization, due execution, and enforceability of the Goldman Group Guaranty.

An opinion of counsel to Goldman Group confirming the due authorization and execution of the Goldman Group Guaranty.

		Upon execution of this Agreement (if not otherwise publicly available)	Yes
Counterparty and Counterparty’s Credit Support Providers	Certified resolutions of its board of directors or other governing body approving (1) with respect to Counterparty’s board, this Agreement and each Confirmation hereunder and (2) with respect to each board of a Credit Support Provider of Counterparty, the relevant Credit Support Document. Each such approval shall state, among other things, that such agreement is in the corporate interest.	Upon execution of this Agreement	Yes

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Part 4. Miscellaneous

(a)	Addresses for Notices. For the purpose of Section 12(a):
(i)	Address for notices or communications to GSI:
Address:	Peterborough Court 133 Fleet Street London EC4A 2BB
Fixed Income / Credit Derivatives: Equity Derivatives: Foreign Exchange Legal Department: Telephone No. 44-20-7774-1000	Facsimile No. 44-20-7774 5115 Facsimile No. 44-20-7774 1500 Facsimile No. 44-20-7774 1201 Facsimile No. 44-20-7774 1313
(ii)	Address for notices or communications to Counterparty:

CIT TRS Funding B.V.
Claude Debussylaan 24
1082 MD Amsterdam
The Netherlands
Attn: Jeroen Van Dijk
Telephone: +31 (20) 5222 555
Facsimile: +31 (20) 5222 500

with a copy to:

CIT TRS Funding B.V.
c/o CIT Group Inc
One CIT Drive
Livingston, NJ 07039
Attn: Treasury Controller

Treasury Controller: Treasurer: Legal Department: Telephone: 973 740-5000	Facsimile: 973 535-3761 Facsimile: 973 740-5750 Facsimile: 973 740-5264
(b)	Process Agent. For the purpose of Section 13(c):

GSI appoints as its Process Agent: None

Counterparty appoints as its Process Agent: Processing Agent: CIT Group (UK) Limited, Circa, 2a High Street, Bracknell, Berkshire, RG12 1AA Attn: _______________.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.
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(d)	Multibranch Party. For the purpose of Section 10(c):

GSI is not a Multibranch Party.

Counterparty is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is GSI.
(f)	Credit Support Document. Any guaranty or other form of credit support provided on behalf of any party at any time shall constitute a Credit Support Document with respect to the obligations of such party. Details of any other Credit Support Document, each of which is incorporated by reference in, and made part of, this Agreement and each Confirmation (unless provided otherwise in a Confirmation) as if set forth in full in this Agreement or such Confirmation:
(i)	Guaranty by The Goldman Sachs Group, Inc. (“Goldman Group”) in favor of Counterparty as beneficiary thereof shall constitute a Credit Support Document with respect to the obligations of GSI.
(ii)	Credit Support Annex hereto dated the date hereof between GSI and Counterparty shall constitute a Credit Support Document with respect to the obligations of Counterparty and GSI.
(iii)	Guaranty by CIT Barbados in favor of GSI as beneficiary thereof shall constitute a Credit Support Document with respect to the obligations of Counterparty (the “Barbados Guaranty”).
(iv)	Guaranty by CIT TRS Holdings in favor of GSI as beneficiary thereof shall constitute a Credit Support Document with respect to the obligations of Counterparty (the “Holdings Guaranty”).
(v)	Netting Agreement dated the date hereof among, GSI, Goldman Group, Counterparty, CIT TRS Holdings B.V. (“CIT TRS Holdings”), CIT Financial (Barbados) Srl (“CIT Barbados”), CIT Financial Ltd. and CIT Group Inc. shall constitute a Credit Support Document with respect to the obligations of Counterparty and GSI.
(g)	Credit Support Provider.

Credit Support Provider means in relation to GSI, Goldman Group.

Credit Support Provider means in relation to Counterparty, each of CIT Barbados and CIT TRS Holdings.

(h)	Governing Law. Section 13(a) is hereby replaced with the following:

(a) Governing Law. THIS AGREEMENT, EACH TRANSACTION ENTERED INTO HEREUNDER AND ALL NON-CONTRACTUAL OBLIGATIONS IN CONNECTION THEREWITH WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, ENGLISH LAW.

(b) If a party to this Agreement incorporated under the laws of the Netherlands is represented by an attorney in connection with the signing and/or execution of this Agreement or any other deed,

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agreement or document referred to in this Agreement or made pursuant to this Agreement, it is hereby expressly acknowledged and accepted by the other parties that the existence and extent of the attorney's authority and the effects of the attorney's exercise or purported exercise of his authority shall be governed by the law of the Netherlands.

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) will not apply to Transactions. Notwithstanding anything to the contrary in Section 2(c), unless otherwise expressly agreed by the parties, the netting provided for in Section 2(c) will not apply separately to any pairings of branches or Offices through which the parties make and receive payments or deliveries.
(k)	No Agency. The provisions of Section 3(g) will apply to this Agreement. Further, Section 2(d)(i)(4)(B) of this Agreement and the Payer Representation in Part 2(a) of the Schedule are each amended by changing the phrase “pursuant to Section 3(f)” to read “pursuant to Section 3(f) and/or Section 3(g)”.

Part 5. Other Provisions

(a)	Accuracy of Specified Information. Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period, the phrase “or, in the case of audited or unaudited financial statements, a fair presentation of the financial condition of the relevant person.”
(b)	Scope of Agreement. Any transaction outstanding between the parties at the date this Agreement comes into force or entered into by the parties at or after the date this Agreement comes into force that is an FX Transaction or a Currency Option Transaction as defined in the 1998 FX and Currency Option Definitions (the “FX Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), the Emerging Markets Traders Association, and the Foreign Exchange Committee, unless otherwise specified in the relevant confirmation, will constitute a “Transaction” for the purposes of this Agreement and will be deemed to incorporate the FX Definitions.
(c)	Additional Representations. The parties agree to amend Section 3 by adding new Sections 3(g), (h), and (i) as follows:
(g)	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.
(h)	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.
(i)	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.
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(d)	Transfer.
(i)	The following amendments are hereby made to Section 7:
(A)	In the third line, insert the words “which consent will not be arbitrarily withheld or delayed,” immediately before the word “except”; and
(B)	in clause (a), insert the words “or reorganization, incorporation, reincorporation, or reconstitution into or as,” immediately before the word “another.”
(ii)	Notwithstanding Section 7 of the Agreement, the rights and obligation of CIT Barbados under this Agreement may be transferred and assigned to a “New CIT Barbados” entity as defined in the Credit Support Document issued by CIT Barbados, provided that a transfer and assignment of the rights and obligations of CIT Barbados to New CIT Barbados under (A) the Credit Support Document of CIT Barbados issued in relation to this Agreement, (B) the Credit Support Document of CIT Barbados issued in relation to the CIT Canada Facility and (C) the Netting Agreement is simultaneously effected in accordance therewith in accordance with the terms thereof.
(e)	Consent to Recording. Each party consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties, with or without the use of a warning tone, and their Affiliates in connection with this Agreement or any potential Transaction.
(f)	Definitions. The following amendments are hereby made to Section 14:
(i)	The definition of “Termination Currency Equivalent” in Section 14 is hereby amended by deleting in its entirety the text after the first three lines thereof and replacing it with the following:

“by the party making the relevant determination in any commercially reasonable manner as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant amount determined in accordance with Section 6(e) is determined as of a later date, that later date, for value on the date the payment or settlement payment is due.”

(g)	Confirmations. Counterparty shall be deemed to have agreed to the terms contained in any Confirmation (as amended and revised) sent by GSI to Counterparty unless Counterparty objects to such terms within three (3) Business Days of receipt.
(h)	Corporate Separateness Undertakings. The following provisions are added to Section 4 of the Agreement as subparagraph (f):
(i)	In the case of Counterparty, it shall comply at all times with the following provisions:
(i)	Counterparty shall not amend, alter, change or repeal the provisions of its constituent documents relating to the maintenance, responsibilities or powers of Independent Directors of Counterparty, including, without limitation, directly or indirectly, the definition of “Independent Directors” contained therein, or the requirement of such Independent Directors’ concurrence in the initiation of insolvency proceedings with respect to Counterparty without the prior written consent of GSI.
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(ii)	Counterparty shall not, without the prior unanimous written consent of its directors (including all Independent Directors), take any Insolvency Action.
(iii)	Counterparty shall:
(A)	conduct business in its own name and have its own business office (which, however, may be within the premises of and leased from or shared with an Affiliate) at which will be maintained its own separate books and records (except to the extent that Counterparty’s financial and operating results are consolidated with those of its ultimate parent company in consolidated financial statements and to the extent that Counterparty’s separate financial statements are maintained on its ultimate parent company’s accounting system (and not on a stand-alone system)), and allocate fairly and reasonably any overhead for shared business office space and other shared overhead expenses;
(B)	observe all material requirements of the Dutch corporate law and its constituent documents, to the extent reasonably necessary to remain a legal entity separate from its ultimate parent company and its Affiliates;
(C)	after the date of this Agreement, compensate all consultants and agents directly, from its own bank account, for services provided to it by such consultants and agents and pay its own liabilities and expenses only out of its own funds, in each case, except where its ultimate parent company or any of its Affiliates discharges on behalf of Counterparty, or Counterparty discharges on behalf of its ultimate parent company or any of its Affiliates, payment obligations (e.g. with respect to fees, outlays and expenses) which are subject to reimbursement to its ultimate parent company or such Affiliate (as the case may be) by Counterparty or subject to reimbursement to Counterparty by its ultimate parent company or such Affiliate (as the case may be);
(D)	identify and allocate any sharing of overhead expenses (other than shared business office space and any de minimis expense) between Counterparty and its Affiliates;
(E)	maintain its corporate form in all respects material to remain a legal entity separate from its ultimate parent company and its Affiliates and hold itself out to the public and all other persons as a separate legal entity from its Affiliates and all other Persons, except that Counterparty may represent itself and hold itself out (or be represented or held out) as a company within the group of companies comprised of its ultimate parent company and its Affiliates and maintain, use or disseminate presentational, promotional and advertising materials to such effect, and correct any known misunderstanding regarding its separate identity;
(F)	maintain its own books of account and records separate from its Affiliates, and reflect therein its assets and liabilities in accordance with generally accepted accounting principles in the jurisdiction of its incorporation; except to the extent that Counterparty’s financial and operating results are consolidated with those of its ultimate parent company in consolidated financial statements and to the extent that Counterparty’s separate financial
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statements are maintained on its ultimate parent company’s accounting system (and not on a stand-alone system);
(G)	declare and pay all dividends in accordance with law and the provisions of its organic documents;
(H)	maintain its assets and liabilities in such a manner that its individual assets and liabilities can be distinguished from those of any other Affiliate without inordinate expense;
(I)	not acquire obligations or securities of its Affiliates other than as expressly contemplated by this Agreement and avoid commingling or pooling of its funds or other assets or liabilities with those of its Affiliates, except to the extent that Counterparty participates in certain consolidated cash management operations and services of its ultimate parent company and its Affiliates pursuant to which Counterparty’s funds are and will be collected, disbursed, allocated, accounted for and recorded as belonging to Counterparty;
(J)	properly reflect in its financial records all monetary transactions between it and its Affiliates;
(K)	except as contemplated by this Agreement (including any Confirmation entered into pursuant hereto), the related Guarantees or the Netting Agreement (including any reimbursement or payment agreement contemplated thereby), ensure that all material transactions with Affiliates have terms that are equivalent to terms that would be obtained in an arm’s length transaction;
(L)	except as contemplated by this Agreement (including any Confirmation entered into pursuant hereto), the related Guarantees or the Netting Agreement (including any reimbursement or payment agreement contemplated thereby), not guarantee or become obligated for the debts of any other entity and not hold out its credit or assets as being available to satisfy the obligations of others;
(M)	use separate stationery, invoices and checks;
(N)	except as contemplated by this Agreement (including any Confirmation entered into pursuant hereto), the related Guarantees or the Netting Agreement (including any reimbursement or payment agreement contemplated thereby), not pledge its assets for the benefit of any other Person or make any loans or advances to any other entity; or
(O)	maintain its own bank accounts separate from its Affiliates or any other Person.
(iv)	Counterparty shall not:
(A)	engage, directly or indirectly, in any business other than the actions required or permitted to be performed under this Agreement, transactions and activities relating to CIT TRS Subsidiary (as defined below) and Counterparty’s ownership thereof and activities incidental to its entity existence and continuance;
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(B)	incur, create or assume any indebtedness for borrowed money other than as expressly permitted under this Agreement;
(C)	make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person other than CIT TRS Subsidiary B.V., a private company with limited liability incorporated under the laws of the Netherlands or any successor in interest thereto (“CIT TRS Subsidiary”), except as expressly contemplated by this Agreement;
(D)	engage in any dissolution, liquidation, consolidation, merger, sale of all or substantially all assets or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of this Agreement;
(E)	form, acquire or hold any subsidiary other than CIT TRS Subsidiary (whether corporate, partnership, limited liability company or other).

“Insolvency Action” means (i) to institute proceedings to have the Counterparty be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Counterparty or file a voluntary bankruptcy petition or any other petition seeking, or consent to, reorganization or relief with respect to the Counterparty under any applicable law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Counterparty or a substantial part of its property, or make any assignment for the benefit of creditors of the Counterparty, or admit in writing in any legal proceeding the Counterparty’s inability to pay its debts generally as they become due, or, to the fullest extent permitted by law, take action or join any action in furtherance of any such action, or (ii) to merge, consolidate, wind-down or sell all or substantially all of the Counterparty’s assets.

(i)	Additional Counterparty Representations and Warranties. Counterparty hereby represents and warrants that the entry by Counterparty and each of its Credit Support Providers into this Agreement or any Credit Support Document to which it is party in connection herewith will not cause to occur, and no Transaction entered into hereunder by Counterparty will result in, any breach or default in respect of any material agreement entered into by Counterparty or any Affiliate of Counterparty (including, without limitation, any material agreement by which CIT Group Inc. has incurred any debt).
(j)	GSI and Counterparty each agree to act together in good faith to address the pending implementation of the withholding and information gathering obligations that arise under Sections 1471-1474 of the Internal Revenue Code, including by agreeing to provide, to the extent it is legally entitled to do so, any reasonably requested representations and documentation as may be necessary to reduce or eliminate the obligation of a party to withholding on any payments made pursuant to a transaction under this Schedule.
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IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

GOLDMAN SACHS INTERNATIONAL	CIT TRS FUNDING B.V.
Name:	Name:
Title:	Title:
Date:	Date:

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